Filed Pursuant to Rule 424(b)(2)
Registration No. 333-277813

PROSPECTUS SUPPLEMENT

(To prospectus dated March 11, 2024)

Capital One Financial Corporation

€750,000,000 4.326% Fixed-to-Floating Rate Senior Notes Due 2032

€750,000,000 4.832% Fixed-to-Floating Rate Senior Notes Due 2037

We will pay interest on the 4.326% fixed-to-floating rate senior notes due 2032 (the “2032 notes”) annually during the fixed rate period from and including the original issue date to but excluding September 15, 2031 (the “2032 Notes Interest Reset Date”) (the “2032 Notes Fixed Rate Period”) in arrears on September 15 of each year and quarterly during the floating rate period from and including the 2032 Notes Interest Reset Date to but excluding the September 15, 2032 maturity date (the “2032 Notes Floating Rate Period”) in arrears on each March 15, June 15, September 15 and December 15. We will make the first interest payment on the 2032 notes on September 15, 2027. Interest will accrue (i) from and including the original issue date to but excluding the 2032 Notes Interest Reset Date at a fixed rate of 4.326% per annum and (ii) from and including the 2032 Notes Interest Reset Date to but excluding the 2032 notes maturity date at a rate equal to three-month EURIBOR (as defined on page S-22 of this prospectus supplement) plus 1.072%.

We will pay interest on the 4.832% fixed-to-floating rate senior notes due 2037 (the “2037 notes” and, together with the 2032 notes, the “notes”) annually during the fixed rate period from and including the original issue date to but excluding September 15, 2036 (the “2037 Notes Interest Reset Date”) (the “2037 Notes Fixed Rate Period”) in arrears on September 15 of each year and quarterly during the floating rate period from and including the 2037 Notes Interest Reset Date to but excluding the September 15, 2037 maturity date (the “2037 Notes Floating Rate Period”) in arrears on each March 15, June 15, September 15 and December 15. We will make the first interest payment on the 2037 notes on September 15, 2027. Interest will accrue (i) from and including the original issue date to but excluding the 2037 Notes Interest Reset Date at a fixed rate of 4.832% per annum and (ii) from and including the 2037 Notes Interest Reset Date to but excluding the 2037 notes maturity date at a rate equal to three-month EURIBOR (as defined on page S-22 of this prospectus supplement) plus 1.451%.

We may redeem the 2032 notes at our option on September 15, 2031 (which is the date that is one year prior to the maturity date of the 2032 notes) or upon the occurrence of specified tax events as described herein, in each case in whole but not in part, at a redemption price equal to 100% of the principal amount of the 2032 notes to be redeemed, plus accrued and unpaid interest thereon to the redemption date. See “Description of the Notes—Optional Redemption” and “Description of the Notes—Redemption for Tax Reasons.”

We may redeem the 2037 notes at our option on September 15, 2036 (which is the date that is one year prior to the maturity date of the 2037 notes) or upon the occurrence of specified tax events as described herein, in each case in whole but not in part, at a redemption price equal to 100% of the principal amount of the 2037 notes to be redeemed, plus accrued and unpaid interest thereon to the redemption date. See “Description of the Notes—Optional Redemption” and “Description of the Notes—Redemption for Tax Reasons.”

The notes will be our unsecured obligations and will rank equally with all of our existing and future unsecured and unsubordinated indebtedness that may be outstanding from time to time. We will issue the notes in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. There is no sinking fund for the notes. The notes are a new issue of securities with no established trading market. We intend to apply to list each series of notes on the New York Stock Exchange (the “NYSE”). We expect trading in the notes on the NYSE to begin within 30 days after the original issue date, but the listing application is subject to review by the NYSE.

Investing in the notes involves risks. Before buying any notes, you should read this prospectus supplement, the related prospectus and all information incorporated by reference herein, including the discussion of material risks of investing in our notes in the “Risk Factors” section beginning on page S-9 of this prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not savings accounts, deposits or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency or instrumentality.

	Price to Public		Underwriting Discounts and Commissions	Proceeds to Capital One (Before Expenses)
Per 2032 Note	100.000	%(1)	0.350%	99.650%
2032 Notes Total	€750,000,000		€2,625,000	€747,375,000
Per 2037 Note	100.000	%(1)	0.450%	99.550%
2037 Notes Total	€750,000,000		€3,375,000	€746,625,000
Total	€1,500,000,000		€6,000,000	€1,494,000,000

(1)	Plus accrued interest, if any, from September 15, 2026.

The underwriters expect to deliver the notes in book-entry form only through a common depositary for Euroclear Bank SA/NV (“Euroclear Bank”), as operator of Euroclear System SA/NV (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), on or about September 15, 2026, which will be the fourth business day following the date of the pricing of the notes. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to one business day before delivery of the notes will be required by virtue of the fact that the notes initially will settle in four business days to specify alternative settlement arrangements to prevent a failed settlement.

Because our affiliate, Capital One Securities, Inc., is participating in the sale of the notes, the offering is being conducted in compliance with Financial Industry Regulatory Authority (“FINRA”) Rule 5121, as administered by FINRA.

Joint Book-Running Managers

Barclays	Deutsche Bank	Goldman Sachs & Co. LLC	Morgan Stanley	Capital One Securities

Co-Managers

Academy Securities	R. Seelaus & Co., LLC	Ramirez & Co., Inc.	Siebert Williams Shank

The date of this prospectus supplement is September 9, 2026.

Prospectus Supplement

Prospectus

We have not, and the underwriters have not, authorized any other person to provide you with information different from, or in addition to, that contained in or incorporated by reference in this prospectus supplement (including any related free writing prospectus prepared by us or on our behalf, if any) and the accompanying prospectus. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering or sale of the notes in certain jurisdictions may be restricted by law. Persons outside the United States who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell or the

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solicitation of an offer to buy (i) by any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or qualified to make such offer or solicitation or (ii) to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting (Conflict of Interest)” in this prospectus supplement.

You should assume that the information appearing in this prospectus supplement (including any related free writing prospectus prepared by us or on our behalf, if any), the accompanying prospectus and the documents incorporated by reference herein and therein, is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

We provide information to you about the notes in two separate documents: (1) this prospectus supplement (including any related free writing prospectus prepared by us or on our behalf, if any), which describes the specific terms of the notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in that prospectus, and (2) the accompanying prospectus, which provides general information about securities we may offer from time to time, including securities other than the notes that are being offered by this prospectus supplement. If information in this prospectus supplement or any related free writing prospectus, if any, is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement and such related free writing prospectus, if any.

It is important for you to read and consider all of the information contained in this prospectus supplement and any related free writing prospectus, if any, and the accompanying prospectus in making your investment decision. You also should read and consider the information in the documents we have referred you to in the section entitled “Where You Can Find More Information” beginning on page S-49 of this prospectus supplement and page 5 of the accompanying prospectus.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located.

Unless the context requires otherwise, references to “Capital One,” “issuer,” “we,” “our,” or “us” in this prospectus supplement refer to Capital One Financial Corporation, a Delaware corporation.

All pro forma financial statements and other pro forma information incorporated by reference herein have been prepared on the basis of certain assumptions and estimates and are subject to other uncertainties and do not purport to reflect what our actual results of operations or financial condition or this other pro forma information would have been had the Discover acquisition (as defined below) been consummated on the dates assumed for purposes of such pro forma financial statements and information or to be indicative of our financial condition, results of operations or metrics as of or for any future date or period.

References to “$” and “U.S. dollars” are to the currency of the United States. References to “€” and “euro” are to the currency of the member states of the European Monetary Union (the “European Monetary Union”) that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union. No representation is made that any euro amounts converted into U.S. dollars as presented in this prospectus supplement could have been or could be converted into U.S. dollars at any such exchange rate or at all. The financial information presented in this prospectus supplement and the accompanying prospectus has been prepared in accordance with Generally Accepted Accounting Principles in the United States.

Unless otherwise specified, the euro / U.S. dollar rate of exchange used in this prospectus supplement is €1.00 = $1.1598, which is the noon buying rate in New York City for cable transfers as announced by the United States Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) for the euro on August 28, 2026.

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STABILIZATION

IN CONNECTION WITH THIS OFFERING, GOLDMAN SACHS & CO. LLC, IN ITS ROLE AS STABILIZING MANAGER (IN SUCH CAPACITY, THE “STABILIZING MANAGER”) (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER), MAY OVER-ALLOT NOTES OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF EACH SERIES OF NOTES AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL; HOWEVER, THERE IS NO ASSURANCE THAT THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) WILL UNDERTAKE ANY STABILIZATION ACTION. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE FINAL TERMS OF THE OFFER OF THE NOTES IS MADE AND, IF BEGUN, MAY BE ENDED AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUE DATE OF THE NOTES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES. ANY STABILIZATION ACTION OR OVER-ALLOTMENT MUST BE CONDUCTED BY THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) IN ACCORDANCE WITH ALL APPLICABLE LAWS AND RULES. SEE “UNDERWRITING (CONFLICT OF INTEREST).”

Notice to Prospective Investors in the European Economic Area

Prohibition of Sales to EEA Retail Investors: The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in any member state of the EEA will be made pursuant to an exemption under Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”) from the requirement to publish a prospectus for offers of any notes.

Accordingly, any person making or intending to make an offer in an EEA member state of notes which are the subject of this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for the issuer or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case, in relation to such offer of the notes. Neither the issuer nor the underwriters have authorized, nor do they authorize, the making of any offer of the notes in circumstances in which an obligation arises for the issuer or the underwriters to publish or supplement a prospectus for any such offers of the notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

MiFID II Product Governance / Target Market: Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes

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(a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

Notice to Prospective Investors in the United Kingdom

Prohibition of Sales to UK Retail Investors: The notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes: (a) the expression retail investor means a person who is either one or both of the following: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”), or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”). Consequently no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering, selling or distributing the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in the UK falls within one of the exceptions specified in Part 1 of Schedule 1 of the POATRs. This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, persons who are outside the UK, or if in the UK, persons that are (1) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) or (2) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order or (3) other persons to whom the prospectus supplement and the accompanying prospectus may otherwise lawfully be communicated (each such person being referred to as a “Relevant Person”). This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the UK. The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, a Relevant Person. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus supplement and/or the accompanying prospectus or any of their contents.

This prospectus supplement and the accompanying prospectus have not been approved for the purposes of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) by a person authorized under the FSMA. This prospectus supplement and the accompanying prospectus are being distributed and communicated to persons in the UK only in circumstances in which Section 21(1) of the FSMA does not apply to us.

UK MiFIR Product Governance / Professional Investors and ECPs Only Target Market: Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook, and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA (“UK MiFIR”); and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. A distributor should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

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FORWARD-LOOKING STATEMENTS

This prospectus supplement (including any related free writing prospectus prepared by us or on our behalf, if any), the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act.

From time to time, we have made and will make forward-looking statements, including those that discuss, among other things: strategies, goals, outlook or other non-historical matters; projections, revenues, income, returns, expenses, assets, liabilities, capital and liquidity measures, capital allocation plans, accruals for claims in litigation and for other claims against us; earnings per share, efficiency ratio, operating efficiency ratio or other financial measures for us; future financial and operating results; our plans, objectives, expectations and intentions; and the assumptions that underlie these matters. Forward-looking statements often use words such as “will,” “anticipate,” “target,” “expect,” “think,” “estimate,” “intend,” “plan,” “goal,” “believe,” “forecast,” “outlook” or other words of similar meaning. We have based these forward-looking statements on our current plans, estimates and projections, and you should not unduly rely on them. To the extent that any of the information in this prospectus supplement (including any related free writing prospectus prepared by us or on our behalf, if any), the accompanying prospectus and the documents incorporated by reference herein and therein is forward-looking, it is intended to fit within the safe harbor for forward-looking information provided by the Private Securities Litigation Reform Act of 1995.

Numerous factors could cause our actual results to differ materially from those described in such forward-looking statements, including, among other things:

•

risks related to the integration of the Discover acquisition, including our ability to successfully integrate our businesses, incur substantial expenses related to the Discover acquisition and to the integration of Discover (as defined below), and the expenses may be greater than anticipated due to factors, some or all of which may be outside our control; our ability to realize all of the anticipated benefits of the Discover acquisition, or those benefits may take longer to realize than expected due to factors that may be outside our control; the integration of Discover may have an adverse effect on our business and results of operations due to the diversion of a substantial portion of the time and attention of our management team; potential employee attrition; and other factors that may affect our future results;

•

changes and instability in the macroeconomic environment, resulting from factors that include, but are not limited to, monetary, fiscal and trade policy actions such as tariffs, geopolitical conflicts or instability, such as the war in Ukraine, the ongoing conflict in the Middle East and the political instability in Venezuela, labor shortages, government shutdowns, inflation and deflation, changes in energy costs, potential recessions, technology-driven disruption of certain industries, adverse developments impacting the U.S. or global banking industry, including a deterioration in private credit markets and potential spread to other credit markets, changing immigration policies, lower demand for credit, changes in deposit practices and payment patterns;

•	fluctuations in interest rates;

•	our ability to maintain adequate sources of funding and liquidity to operate our business;

•	increases in credit losses and delinquencies and the impact of incorrectly estimated expected losses, which could result in inadequate reserves;

•

our ability to maintain adequate capital or liquidity levels or to comply with revised capital or liquidity requirements, which could have a negative impact on our financial results and our ability to return capital to our stockholders;

•	limitations on our ability to receive dividends from our subsidiaries;

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•	a downgrade in our credit ratings;

•	our ability to develop, operate, and adapt our operational, technology and organizational infrastructure suitable for the nature of our business;

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increased costs, reductions in revenue, reputational damage, legal exposure and business disruptions that can result from a cyber-attack or other security incident on us or third parties (including their supply chains) with which we conduct business, including an incident that results in the theft, loss, manipulation or misuse of information, or the disabling of systems and access to information critical to business operations;

•	the use, reliability and accuracy of the models, artificial intelligence, and data on which we rely;

•	our ability to manage risks of internal and external fraud;

•

compliance with new and existing domestic and foreign laws, regulations and regulatory expectations, which may change over time including as a result of the political and policy goals of elected and appointed officials;

•

compliance with applicable laws and regulations related to privacy, data protection and data security, in addition to compliance with our own privacy policies and contractual obligations to third parties;

•	developments, changes or actions relating to any litigation, governmental investigation or regulatory enforcement action or matter involving us;

•	our response to competitive pressures;

•	the amount and rate of deposit growth and changes in deposit costs;

•	our ability to execute on our strategic initiatives and operational plans;

•	change in market preference towards other operators of payment networks and alternative payment providers;

•	our ability to create and maintain a strong base of network licensees and achieving meaningful global card acceptance;

•	legislation, regulation and merchants’ efforts to reduce the fees (including the interchange component) charged by credit and debit card networks and acquirers to facilitate card transactions;

•	the number of large merchants that accept cards on our recently acquired Discover Network or PULSE Network;

•	defaults or risks from bankruptcies, liquidations, restructurings, consolidations and outages by our network participants;

•	our ability to invest successfully in and introduce digital and other technological developments across all our businesses;

•	our success in integrating acquired businesses and loan portfolios, and our ability to realize anticipated benefits from announced transactions and strategic partnerships;

•	changes in the reputation of, or expectations regarding, us or the financial services industry with respect to practices, products, services or financial condition;

•	our ability to protect our intellectual property rights;

•	the success of our marketing efforts in attracting and retaining customers;

•	our risk management strategies;

•	our ability to attract, develop, retain and motivate key senior leaders and skilled employees;

•	our ability to manage risks from catastrophic events;

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•	climate change manifesting as physical or transition risks;

•	our assumptions or estimates in our financial statements;

•	the soundness of other financial institutions and other third parties, actual or perceived; and

•	other risk factors identified from time to time in our public disclosures, including in the reports that we file with the SEC.

You should carefully consider the factors referred to above in evaluating these forward-looking statements.

When considering these forward-looking statements, you should keep in mind these risks, uncertainties and other cautionary statements made in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference. See the factors set forth under the “Risk Factors” section beginning on page S-9 of this prospectus supplement and in any other documents incorporated or deemed to be incorporated by reference therein or herein, including in our most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q, as such discussion may be amended or updated in other reports filed by us with the SEC, for additional information that you should consider carefully in evaluating these forward-looking statements.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risk factors referred to above. Our future performance and actual results may differ materially from those expressed in forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. Any forward-looking statements made by us or on our behalf speak only as of the date they are made or as of the date indicated, and we do not undertake any obligation to update forward-looking statements as a result of new information, future events or otherwise.

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SUMMARY

The following summary highlights selected information from this prospectus supplement and the accompanying prospectus about the notes and this offering. This description is not complete and does not contain all of the information that you should consider before investing in the notes. You should read this prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference, carefully to understand fully the terms of the notes as well as other considerations that are important to you in making a decision about whether to invest in the notes. You should pay special attention to the “Risk Factors” section beginning on page S-9 of this prospectus supplement and the “Risk Factors” section in our most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q, as such discussion may be amended or updated in other reports filed by us with the SEC, to determine whether an investment in the notes is appropriate for you. This prospectus supplement includes forward-looking statements that involve risks and uncertainties. For a more complete understanding of the notes, you should read the section entitled “Description of the Notes” beginning on page S-19 of this prospectus supplement as well as the section entitled “Description of Debt Securities” beginning on page 8 of the accompanying prospectus. To the extent the information in this prospectus supplement is inconsistent with the information in the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

Capital One

Capital One Financial Corporation, a Delaware corporation established in 1994 and headquartered in McLean, Virginia, is a diversified financial services holding company with banking and non-banking subsidiaries. Capital One Financial Corporation and its subsidiaries operate as a global payments provider and diversified financial institution, delivering a broad array of financial products and services to consumers, small businesses and commercial clients through digital channels, branch locations, cafés and other distribution channels. As of June 30, 2026, our principal operating subsidiary was Capital One, National Association (“CONA”).

For more information on Capital One, see the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. Our principal executive office is located at 1680 Capital One Drive, McLean, Virginia 22102 (telephone number (703) 720-1000).

Capital One Financial Corporation’s Legal Entity Identifier is ZUE8T73ROZOF6FLBAR73.

Discover Acquisition

On February 19, 2024, Capital One entered into an Agreement and Plan of Merger, by and among Capital One, Discover Financial Services, a Delaware corporation (“Discover”), and Vega Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Capital One (“Merger Sub”). On May 18, 2025, Capital One closed the acquisition of Discover, pursuant to which (i) Merger Sub merged with and into Discover, with Discover as the surviving entity in the merger (the “Merger”); (ii) immediately following the Merger, Discover, as the surviving entity, merged with and into Capital One, with Capital One as the surviving entity in the second-step merger (the “Second Step Merger”); and (iii) immediately following the Second Step Merger, Discover Bank, a Delaware-chartered and wholly owned subsidiary of Discover, merged with and into CONA, with CONA as the surviving entity in the merger (the “CONA Bank Merger,” and collectively with the Merger and Second Step Merger, the “Discover acquisition”).

Brex Acquisition

On April 7, 2026, Capital One completed its previously announced acquisition of Brex Inc., a Delaware corporation (“Brex” and such acquisition, the “Brex acquisition”), pursuant to the terms of an Agreement and Plan of Merger and Reorganization, dated as of January 22, 2026 with Brex and certain other parties thereto. Brex offers businesses solutions to issue corporate cards, automate expense management and make secure, real-time payments. The Brex acquisition enhances Capital One’s offerings in the business payments marketplace. The total consideration paid to Brex shareholders for the acquisition was approximately $4.5 billion and included $2.6 billion of cash consideration and 10.6 million shares of common stock, par value $0.01 per share, of Capital One with a fair value of $1.9 billion. The consideration is also subject to customary post-closing adjustments. Immediately following the completion of the Brex acquisition, Capital One paid off Brex’s outstanding debt of $1.1 billion.

THE OFFERING

Issuer	Capital One Financial Corporation

Securities Offered	€750,000,000 aggregate principal amount of 4.326% fixed-to-floating rate senior notes due 2032.

€750,000,000 aggregate principal amount of 4.832% fixed-to-floating rate senior notes due 2037.

See “Description of the Notes—General.”

Maturity Date	The 2032 notes will mature on September 15, 2032 (the “2032 Notes Maturity Date”).

The 2037 notes will mature on September 15, 2037 (the “2037 Notes Maturity Date”).

Interest Reset Date	The interest reset date with respect to the 2032 notes is September 15, 2031 (the “2032 Notes Interest Reset Date”).

The interest reset date with respect to the 2037 notes is September 15, 2036 (the “2037 Notes Interest Reset Date”).

Fixed Rate Period	With respect to the 2032 notes, the period from and including the original issue date to but excluding the 2032 Notes Interest Reset Date (the “2032 Notes Fixed Rate Period”).

With respect to the 2037 notes, the period from and including the original issue date to but excluding the 2037 Notes Interest Reset Date (the “2037 Notes Fixed Rate Period”).

Floating Rate Period	With respect to the 2032 notes, the period from and including the 2032 Notes Interest Reset Date to but excluding the 2032 Notes Maturity Date (the “2032 Notes Floating Rate Period”).

With respect to the 2037 notes, the period from and including the 2037 Notes Interest Reset Date to but excluding the 2037 Notes Maturity Date (the “2037 Notes Floating Rate Period” and, together with the 2032 Notes Floating Rate Period, the “Floating Rate Periods” and each, a “Floating Rate Period”).

Interest Payment Dates	2032 Notes

We will pay interest on the 2032 notes annually with respect to the 2032 Notes Fixed Rate Period in arrears on September 15 of each year (the “2032 Notes Fixed Rate Interest Payment Dates”). We will make the first interest payment on September 15, 2027 and the final fixed rate interest payment on September 15, 2031.

During the 2032 Notes Floating Rate Period, we will pay interest on the 2032 notes quarterly in arrears on each March 15, June 15, September 15 and December 15 (the “2032 Notes Floating Rate Interest Payment Dates”) beginning on December 15, 2031 and ending on the 2032 Notes Maturity Date. If the scheduled 2032 Notes Maturity Date falls on a day that is not a business day, the payment of principal and interest will be made on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled 2032 Notes Maturity Date.

2037 Notes

We will pay interest on the 2037 notes annually with respect to the 2037 Notes Fixed Rate Period in arrears on September 15 of each year (the “2037 Notes Fixed Rate Interest Payment Dates” and, together with the 2032 Notes Fixed Rate Interest Payment Dates, the “Fixed Rate Interest Payment Dates” and each a “Fixed Rate Interest Payment Date”). We will make the first interest payment on September 15, 2027 and the final fixed rate interest payment on September 15, 2036.

During the 2037 Notes Floating Rate Period, we will pay interest on the 2037 notes quarterly in arrears on each March 15, June 15, September 15 and December 15 (the “2037 Notes Floating Rate Interest Payment Dates” and, together with the 2032 Notes Floating Rate Interest Payment Dates, the “Floating Rate Interest Payment Dates” and each a “Floating Rate Interest Payment Date”) beginning on December 15, 2036 and ending on the 2037 Notes Maturity Date. If the scheduled 2037 Notes Maturity Date falls on a day that is not a business day, the payment of principal and interest will be made on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled 2037 Notes Maturity Date.

Fixed Rate Period Interest Rate	2032 Notes

During the 2032 Notes Fixed Rate Period, starting from and including the original issue date to but excluding the 2032 Notes Interest Reset Date, the 2032 notes will bear interest at a fixed rate of 4.326% per annum.

2037 Notes

During the 2037 Notes Fixed Rate Period, starting from and including the original issue date to but excluding the 2037 Notes Interest Reset Date, the 2037 notes will bear interest at a fixed rate of 4.832% per annum.

Floating Rate Period Interest Rate	2032 Notes

During the 2032 Notes Floating Rate Period, starting from and including the 2032 Notes Interest Reset Date to but excluding the 2032 Notes Maturity Date, the 2032 notes will bear interest at a rate per annum equal to the three-month Euro Interbank Offered Rate (“EURIBOR”) plus 1.072%. For additional information, see “Description of the Notes—Floating Rate Period Interest Rates.”

2037 Notes

During the 2037 Notes Floating Rate Period, starting from and including the 2037 Notes Interest Reset Date to but excluding the 2037 Notes Maturity Date, the 2037 notes will bear interest at a rate per annum equal to three-month EURIBOR plus 1.451%. For additional information, see “Description of the Notes—Floating Rate Period Interest Rates.”

Floating Rate Interest Payment Periods	2032 Notes

The floating rate interest payment periods for the 2032 notes mean the quarterly periods from and including each 2032 Notes Floating Rate Interest Payment Date (or from and including the 2032 Notes Interest Reset Date in the case of the first 2032 Notes Floating Rate Interest Payment Period) to, but excluding, the next succeeding 2032 Notes Floating Rate Interest Payment Date (the “2032 Notes Floating Rate Interest Payment Periods”).

2037 Notes

The floating rate interest payment periods for the 2037 notes mean the quarterly periods from and including each 2037 Notes Floating Rate Interest Payment Date (or from and including the 2037 Notes Interest Reset Date in the case of the first 2037 Notes Floating Rate Interest Payment Period) to, but excluding, the next succeeding 2037 Notes Floating Rate Interest Payment Date (the “2037 Notes Floating Rate Interest Payment Periods” and, together with the 2032 Notes Floating Rate Interest Payment Periods, the “Floating Rate Interest Payment Periods” and each a “Floating Rate Interest Payment Period”).

Use of Proceeds	We intend to use the net proceeds from the sale of the notes for general corporate purposes in the ordinary course of our business. General corporate purposes may include repayment of debt, redemptions and repurchases of shares of our common stock and of our other securities, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. See “Use of Proceeds” in this prospectus supplement.

Risk Factors	Please refer to the section entitled “Risk Factors” beginning on page S-9 and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in our notes.

Optional Redemption	We may redeem the 2032 notes at our option on September 15, 2031 (which is the date that is one year prior to the 2032 Notes Maturity Date), in whole but not in part, at a redemption price equal to 100% of the principal amount of the 2032 notes to be redeemed, plus accrued and unpaid interest thereon to the redemption date.

We may redeem the 2037 notes at our option on September 15, 2036 (which is the date that is one year prior to the 2037 Notes Maturity Date), in whole but not in part, at a redemption price equal to 100% of the principal amount of the 2037 notes to be redeemed, plus accrued and unpaid interest thereon to the redemption date.

See “Description of the Notes—Optional Redemption.”

Redemption of Notes for Tax Reasons	We may redeem either series of notes in whole, but not in part, upon the occurrence of specified tax events described under “Description of the Notes—Redemption for Tax Reasons.”

Ranking	The notes are our direct, unsecured and unsubordinated obligations and rank equal in priority with all of our existing and future unsecured and unsubordinated indebtedness and senior in right of payment to all of our existing and future subordinated indebtedness.

Listing	The notes are new securities for which there is currently no established trading market. We intend to apply to list each series of notes on the New York Stock Exchange (the “NYSE”). Currently there is no public market for either series of notes. The listing application will be subject to approval by the NYSE. We currently expect trading in the notes on the NYSE to begin within 30 days after the original issue date. If such a listing is obtained, we have no obligation to maintain such listing and we may delist either series of notes at any time.

We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

Conflicts of Interest	One of the underwriters, Capital One Securities, Inc., is our affiliate. The distribution arrangements for this offering comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s participation in the distribution of securities of an affiliate. In accordance with Rule 5121, no FINRA member that has a conflict of interest under Rule 5121 may make sales in this offering to any discretionary account without the prior approval of the customer. Capital One Securities, Inc. may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the notes in the secondary market. Capital One Securities, Inc. may act as principal or agent in those transactions. Secondary market sales will be made at prices related to market prices at the time of sale. Capital One Securities, Inc. is not primarily responsible for managing this offering.

Issuance in Euros	All payments of interest and principal, including payments made upon any redemption of the notes, will be made in euros. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then-member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. The amount payable on any date in euros will be converted into U.S. dollars at a rate mandated by the Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date. Any payments in respect of the notes so made in U.S. dollars will not constitute an event of default under the terms of the notes or the indenture.

Additional Amounts	Subject to certain exceptions and limitations set forth herein, we will pay additional amounts on each series of notes as are necessary to ensure that the net payment by us of the principal of and interest on a note to or on account of a beneficial owner of a note who is not a United States person for U.S. federal income tax purposes, after deduction or withholding by us or any of our paying agents for any present or future tax, assessment or other governmental charge imposed by the United States (or any political subdivision or taxing authority of the United States) on such payment, will not be less than the amount that would have been payable had no such deduction or withholding been required. See “Description of the Notes—Payment of Additional Amounts.”

Denominations	The notes will be issued only in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

Form	The notes will be issued only in registered, book-entry form. One or more global notes will be deposited with a common depositary on behalf of Euroclear Bank as operator of Euroclear, and Clearstream and registered in the name of the common depositary or its nominee.

Additional Issues	We may from time to time, without notice to or the consent of the holders of a series of notes, create and issue additional notes of the same series ranking equally and ratably with such series of notes in all respects, or in all respects except for the payment of interest accruing prior to the issue date or except for the first payment of interest following the issue date of those additional notes. Any such additional notes will have the same terms as to status, redemption or otherwise as the notes of such series offered hereby.

Governing Law	The notes will be, and the indenture under which they will be issued is, governed by New York law.

Trustee, Registrar, Transfer Agent and Calculation Agent	The Bank of New York Mellon Trust Company, N.A.

Paying Agent	The Bank of New York Mellon, London Branch

RISK FACTORS

Investing in the notes involves risks, including the risks described below that are specific to the notes and those that could affect us and our business. You should not purchase notes unless you understand these investment risks. Please be aware that other risks may prove to be important in the future. New risks may emerge at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial performance. Before purchasing any notes, you should consider carefully the risks and other information in this prospectus supplement and the accompanying prospectus and carefully read the risks described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including the discussion under the “Risk Factors” section in our most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q, as such discussion may be amended or updated in other reports filed by us with the SEC.

Risks Relating to the Notes

The notes are our unsecured obligations and not obligations of our subsidiaries and will be effectively subordinated to the claims of our subsidiaries’ creditors.

The notes are exclusively our obligations and not those of our subsidiaries. We are a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries. As a result, our cash flow and our ability to service our debt, including the notes, depend upon the earnings of our subsidiaries. In addition, we depend on the distribution of earnings, loans or other payments by our subsidiaries to us.

Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the notes or to provide us with funds to pay our obligations, whether by dividends, distributions, loans or other payments. Payments to us by our subsidiaries also will be contingent upon those subsidiaries’ earnings and business considerations. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us would be subject to regulatory or contractual restrictions. There are various federal law limitations on the extent to which our bank subsidiary can finance or otherwise supply funds to us through dividends and loans. These limitations include minimum regulatory capital requirements, federal banking law requirements concerning the payment of dividends out of net profits or surplus, Sections 23A and 23B of the Federal Reserve Act and Regulation W governing transactions between an insured depository institution and its affiliates, as well as general federal regulatory oversight to prevent unsafe or unsound practices. If our subsidiaries’ earnings are not sufficient to make dividend payments to us while maintaining adequate capital levels, our liquidity may be affected and we may not be able to make payments on outstanding corporate debt securities, including the notes, or meet other obligations.

Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and, therefore, the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of those subsidiaries’ creditors, including senior and subordinated debtholders and general trade creditors. In the event of any such distribution of assets of our bank subsidiary, the claims of depositors and other general or subordinated creditors would be entitled to priority over the claims of holders of the notes. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of those subsidiaries and any indebtedness of those subsidiaries senior to that held by us.

In addition, the notes will not be secured by any of our assets. As a result, they will be effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness. The indenture governing the notes does not limit the amount of senior indebtedness and other financial obligations or secured obligations that we or our subsidiaries may incur.

Because the notes may be redeemed at our option under certain circumstances prior to their maturity, you are subject to reinvestment risk.

We may redeem each series of the notes at our option, in whole but not in part on September 15, 2031, with respect to the 2032 notes and on September 15, 2036, with respect to the 2037 notes. If any redemption occurs, holders of the notes will not have the opportunity to continue to accrue and be paid interest to the stated maturity date. Any such redemption may have the effect of reducing the income or return that you would otherwise receive on an investment in the notes by reducing the term of the investment. If this occurs, you might not be able to reinvest the proceeds at an interest rate comparable to the rate paid on the notes. See “Description of the Notes—Optional Redemption.”

The notes will not be guaranteed by the FDIC or any other governmental agency.

The notes are not bank deposits and are not insured by the FDIC or any other governmental agency, nor are they obligations of, or guaranteed by, a bank. The notes will be obligations of Capital One Financial Corporation only and will not be guaranteed by any of our subsidiaries, including CONA, our principal banking subsidiary. The notes will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries (including deposits and liabilities to trade creditors), which means that creditors of our subsidiaries generally will be paid from those subsidiaries’ assets before holders of the notes would have any claims to those assets.

The indenture governing the notes does not contain any limitations on our ability to incur additional indebtedness, pay dividends or repurchase our capital stock.

Neither we nor any of our subsidiaries are restricted from incurring additional indebtedness or other liabilities, including additional senior indebtedness, under the indenture governing the terms of the notes. If we incur additional indebtedness or liabilities, our ability to pay our obligations on the notes could be adversely affected. We expect that we will from time to time incur additional indebtedness and other liabilities. In addition, we are not restricted under the indenture governing the notes from paying dividends or issuing, repurchasing or redeeming our capital stock.

In addition, there are no financial covenants in the indenture. You are not protected under the indenture in the event of a highly leveraged transaction, reorganization, default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you, except to the extent the limitations set forth under “Description of Debt Securities—Covenants” and “Description of Debt Securities—Consolidation, Merger and Sale of Assets” in the accompanying prospectus would apply to the transaction.

The notes will have limited acceleration and enforcement rights.

The notes will have limited acceleration and enforcement rights. The senior indenture under which the notes will be issued provides that the only events of default will be insolvency events and payment defaults that continue for 30 days. Any other default under or breach of the senior indenture or the notes will not give rise to an event of default, whether after notice, the passage of time or otherwise. As a consequence, if any such other default or breach occurs, neither the trustee nor the holders of the notes will be entitled to accelerate the maturity of the notes—that is, they will not be entitled to declare the principal of any notes to be immediately due and payable. For example, the bankruptcy, insolvency or reorganization of CONA, our principal operating subsidiary, whether in a voluntary or involuntary proceeding, will not constitute an event of default under the senior indenture.

The limitations on events of default and acceleration rights described in the prior paragraph do not apply with regard to the senior debt securities issued by us prior to November 2, 2021 (the “Prior 2021 Notes”) or the senior debt securities we assumed under the Discover acquisition and were issued by Discover prior to November 2, 2023 (the “Prior 2023 Notes” and, together with the Prior 2021 Notes, the “Prior Securities”).

Therefore, if certain defaults or breaches occur, holders of such senior debt may be able to accelerate their securities so that such securities become immediately due and payable while the holders of the notes may not be able to do so. In addition, unlike the notes, the Prior Securities do not require a 30-day cure period before a nonpayment of principal becomes an event of default and acceleration rights become exercisable with respect to such nonpayment. If such Prior Securities are accelerated, our obligation to repay the accelerated senior debt securities in full could adversely affect our ability to make timely payments on the notes thereafter. These limitations on the rights and remedies with respect to the notes could adversely affect the market value of the notes, especially during times of financial stress for us or our industry.

Holders of the notes could be at greater risk for being structurally subordinated if we sell or convey all or substantially all of our assets to one or more of our majority-owned subsidiaries.

We may sell, convey or transfer all or substantially all of our assets to one or more entities that are direct or indirect majority-owned subsidiaries of ours in which we or one or more of our subsidiaries owns or controls more than 50% of the voting stock, and under the senior indenture under which the notes will be issued, such subsidiary or subsidiaries will not be required to assume our obligations under the notes, and we will remain the sole obligor on the notes. In such event, creditors of any such subsidiary or subsidiaries would have additional assets from which to recover on their claims while holders of the notes would be structurally subordinated to creditors of such subsidiary or subsidiaries with respect to such transferred assets. See “Description of Debt Securities—Consolidation, Merger and Sale of Assets” in the accompanying prospectus.

Government regulation may affect the priority of the notes in the case of a bankruptcy or liquidation.

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) created a resolution regime known as the “orderly liquidation authority.” Under the orderly liquidation authority, the FDIC may be appointed as receiver for an entity, including a bank holding company, for purposes of liquidating the entity if the Secretary of the Treasury, following a process set out in the Dodd-Frank Act, determines that the entity is in default or danger of default and that the entity’s failure and its resolution under otherwise applicable law would have serious adverse effects on the financial stability of the United States.

If the FDIC is appointed as receiver under the orderly liquidation authority, then the Dodd-Frank Act, rather than applicable insolvency laws, would determine the powers of the receiver, and the rights and obligations of creditors and other parties who have dealt with the institution. There are substantial differences in the rights of creditors under the orderly liquidation authority compared to those under the U.S. Bankruptcy Code, including the power of the FDIC to disregard the strict priority of creditor claims in some circumstances, the use of an administrative claims procedure to determine creditors’ claims (as opposed to the judicial procedure utilized in bankruptcy proceedings) and the power of the FDIC to transfer claims to a “bridge” entity. As a consequence of the power of the FDIC under the orderly liquidation authority, the holders of the notes may be fully subordinated to interests held by the U.S. government and others in the event that we enter into a receivership, insolvency, liquidation or similar proceeding. Although the FDIC has issued regulations to implement the orderly liquidation authority, not all aspects of how the FDIC might exercise this authority are known and additional rulemakings are possible. Further, it is uncertain how the FDIC might exercise its discretion under the orderly liquidation authority in a particular case.

An active trading market may not develop for either series of notes, which could adversely affect the price of such notes in the secondary market and your ability to resell such notes should you desire to do so.

We intend to apply to list each series of notes on the NYSE; however, we cannot make any assurance as to:

•	the development of an active trading market;

•	the liquidity of any trading market that may develop;

•	the ability of holders to sell their notes; or

•	the price at which the holders would be able to sell their notes.

No assurances can be given as to whether either series of notes will be, or will remain, listed on the NYSE. Any trading market that may develop for the notes may be adversely affected by changes in the overall market for investment-grade securities, changes in our financial performance or prospects, a change in our credit rating, the prospects for companies in our industry generally, the interest of securities dealers in making a market for the notes and prevailing interest rates, financial markets and general economic conditions. A market for the notes, if any, may be subject to volatility. Prospective investors in the notes should be aware that they may be required to bear the financial risks of such an investment for an indefinite period of time.

Holders of the notes will receive payments solely in euros subject to limited exceptions.

All payments of interest on and the principal of the notes, any redemption price for the notes and any additional amounts will be made in euros, subject to certain limited exceptions. We, the underwriters, the trustee, the transfer agent and registrar and the paying agent with respect to the notes will not be obligated to convert, or to assist any registered owner or beneficial owner of notes in converting, payments of interest, principal, any redemption price or any additional amount in euros made with respect to the notes into U.S. dollars or any other currency.

Holders of the notes may be subject to the effects of foreign currency exchange rate fluctuations, as well as possible exchange controls, relating to the euro.

The initial investors in the notes will be required to pay for the notes in euros. Payments of principal and interest, including payments made upon any redemption of the notes, and additional amounts, if any, in respect of the notes are payable by us in euros. Neither we nor the underwriters will be obligated to assist the initial investors in obtaining euros or in converting other currencies into euros to facilitate the payment of the purchase price for the notes.

An investment in any security denominated in, and all payments with respect to which are to be made in, a currency other than the currency of the country in which an investor in the notes resides or the currency in which an investor conducts its business or activities (the “investor’s home currency”), entails significant risks not associated with a similar investment in a security denominated in the investor’s home currency. In the case of the notes offered hereby, these risks may include the possibility of:

•	significant changes in rates of exchange between the euro and the investor’s home currency;

•	the imposition or modification of foreign exchange controls with respect to the euro or the investor’s home currency; and

•	tax consequences for the purchaser as a result of any foreign exchange gains or losses resulting from an investment in the notes.

In addition, if one or more member states of the European Monetary Union were to withdraw from the European Monetary Union and cease to use the euro as their currency, the value of the euro could be materially adversely affected.

We have no control over a number of factors affecting the notes offered hereby, the euro and foreign exchange rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their effects. Changes in foreign currency exchange rates between two currencies result from the interaction over time of many factors directly or indirectly affecting economic and political conditions in the countries issuing such currencies, and economic and political developments globally and in other relevant countries. Foreign currency exchange rates may be affected by, among other factors, existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments between countries, and the extent of governmental surpluses or deficits in various countries. All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries important to international trade and finance.

In recent years, rates of exchange for certain currencies, including the euro, have been highly volatile and this volatility may continue. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative of the exchange rates or the fluctuations therein that may occur in the future. Depreciation of the euro against the investor’s home currency could result in a decrease in the investor’s home currency equivalent yield on a note, in the investor’s home currency equivalent of the principal payable at the maturity of that note and generally in the investor’s home currency equivalent market value of that note. Appreciation of the euro in relation to the investor’s home currency would have the opposite effects. That in turn could cause the market value of the notes to fall. Depreciation of the euro against the home currency could result in a loss to the investor on a home currency basis.

The European Union or one or more of its member states may, in the future, impose exchange controls and modify any exchange controls imposed, which controls could affect exchange rates, as well as the availability of euros at the time of payment of principal of, interest on, or any redemption payment or additional amounts with respect to, the notes.

This description of foreign exchange risks does not describe all the risks of an investment in securities, including, in particular, the notes, that are denominated or payable in a currency other than an investor’s home currency. You should consult your own financial, tax and legal advisors as to the risks involved in an investment in the notes.

On August 28, 2026, the U.S. dollar/euro exchange rate was $1.1598 = €1.00, as published by the Federal Reserve Board. Any information provided in this prospectus supplement concerning exchange rates is provided as a matter of information only, and you should not regard it as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

The unavailability of the euro could result in a substantial loss to you.

If, in our good faith judgment, the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control (including the dissolution of the euro) or if the euro is no longer being used by the then-member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euros will be converted into U.S. dollars on the basis described under “Description of the Notes—Issuance in Euros; Payment on the Notes.” If applicable laws or regulations of the member states of the European Union (including official pronouncements applying those laws or regulations) mandate, in our good faith determination, the use of a specific exchange rate for these purposes, we will apply the exchange rate so mandated. Any payment in respect of such notes made under such circumstances in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes. This exchange rate may be materially less favorable than the rate in effect at the time the notes were issued or as would be determined by applicable law. Such developments, or market perceptions concerning these and related issues, could materially adversely affect the value of the notes and you may lose a significant amount of your investment in the notes.

In a lawsuit for payment on the notes, an investor may bear currency exchange risk.

The indenture is, and the notes will be, governed by the laws of the State of New York. Under New York law, a New York state court rendering a judgment on the notes would be required to render the judgment in euros. However, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, the affected investors would bear currency exchange risk until a New York state court judgment is entered, which could be a significant amount of time. A federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the notes would apply New York law.

In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the notes in many other U.S. federal or state courts ordinarily would be rendered in the United States only in U.S. dollars. The date used to determine the rate of conversion of euros into U.S. dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.

The price at which the notes may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased.

The price at which the notes may be sold prior to maturity will depend on a number of factors. Some of these factors include, but are not limited to: (i) actual or anticipated changes in the level of EURIBOR, (ii) volatility of the level of EURIBOR, (iii) changes in interest and yield rates generally, (iv) any actual or anticipated changes in our credit ratings or credit spreads and (v) the time remaining to maturity of such notes. Generally, the longer the time remaining to maturity, the more the market price of the notes will be affected by the other factors described in the preceding sentence. This can lead to significant adverse changes in the market price of securities like the notes. Depending on the actual or anticipated level of EURIBOR, the market value of the notes may decrease and you may receive substantially less than 100% of the issue price if you are able to sell your notes prior to maturity.

Trading in the clearing systems is subject to minimum denomination requirements.

The terms of the notes provide that notes will be issued with a minimum denomination of €100,000 and multiples of €1,000 in excess thereof. It is possible that the clearing systems may process trades that could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such notes in accordance with the provisions of the relevant global notes, a holder who does not have the minimum denomination or any integral multiple of €1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.

The global notes are held by or on behalf of Euroclear and Clearstream and, therefore, holders of the notes will have to rely on their procedures for transfer, payment and communication with us.

Each series of notes will be represented by one or more global notes, which will be held with a common depositary for Euroclear and Clearstream. Except in certain limited circumstances, holders of the notes will not be entitled to receive certificated notes in exchange for interests in the global notes. While the notes are represented by the global notes, holders of the notes will be able to trade their beneficial interests only through Euroclear and Clearstream.

We will discharge our payment obligations under the notes by making payments to or to the order of the common depositary for Euroclear and Clearstream for distribution to their accountholders. A holder of a beneficial interest in a global note must rely on the procedures of Euroclear and Clearstream to receive payments under the notes. We have no responsibility or liability for the records relating to, or payments made in respect of, beneficial interests in the global notes.

Holders of beneficial interests in the global notes will not have a direct right to vote in respect of the notes. Instead, such holders will be permitted to act directly only to the extent that they are enabled in accordance with the procedures of Euroclear and Clearstream to appoint appropriate proxies. There can be no assurance that procedures implemented for the granting of such proxies will be sufficient to enable you to vote on any request actions on a timely basis.

Risks Relating to the Notes during the Floating Rate Period

The amount of interest payable on the notes during the Floating Rate Period is set only once at the beginning of each Floating Rate Interest Payment Period based on the three-month EURIBOR rate in effect on the applicable Floating Rate Interest Determination Date (as defined below), a benchmark which may fluctuate substantially over time.

In the past, the level of the three-month EURIBOR rate has experienced significant fluctuations. Any historical upward or downward trend in the three-month EURIBOR rate is not an indication that such rate is more or less likely to increase or decrease at any time, and historical levels of the three-month EURIBOR rate should not be taken as an indication of its future performance. In addition, although the actual three-month EURIBOR rate on a Floating Rate Interest Payment Date or at other times during the applicable Floating Rate Interest Payment Period may be higher than the three-month EURIBOR rate on the applicable Floating Rate Interest Determination Date, holders of the notes will not benefit from the three-month EURIBOR rate at any time other than on the applicable Floating Rate Interest Determination Date for such Floating Rate Interest Payment Period. As a result, changes in the three-month EURIBOR rate may not result in a comparable change in the market value of the notes.

Regulation, reform and the actual or potential discontinuation of EURIBOR or the occurrence of another EURIBOR Benchmark Event (as defined below) may adversely affect the return on, value of and market for the notes during the Floating Rate Period.

Certain interest rates that are deemed to be “benchmark” rates have previously been the subject of national, international and other regulatory guidance, reform and other actions. This has resulted in regulatory reform and changes to existing benchmarks. Such reform of benchmarks includes Regulation (EU) 2016/1011 (as amended, the “Benchmarks Regulation”) which applies, subject to certain transitional provisions, to benchmark-related provisions, the contribution of input data to a benchmark and the use of a benchmark within the European Union. Among other things, it (i) requires benchmark administrators to be authorized or registered (or, if non-European Union-based, to be subject to an equivalent regime or otherwise recognized or endorsed) and (ii) prevents certain uses by European Union supervised entities (as defined in Article 3(1)(17) of the Benchmarks Regulation) of benchmarks of administrators that are not authorized or registered (or, if non-European Union-based, not deemed equivalent or recognized or endorsed). Although the Benchmarks Regulation was subject to legislative reform effective as of January 1, 2026 primarily to remove non-significant benchmarks from the scope of the Benchmarks Regulation, EURIBOR remains designated as a “critical” benchmark by the European Commission and subject to the requirements of the Benchmarks Regulation.

The Benchmarks Regulation as it forms part of UK domestic law by virtue of the EUWA and as amended by the Benchmarks (Amendment and Transitional Provision) (EU Exit) Regulations 2019 has applied in the United Kingdom since the end of the Brexit transition period on December 31, 2020 (the “UK Benchmarks Regulation”). The UK Benchmarks Regulation, among other things, applies to the provision of benchmarks and the use of benchmarks in the United Kingdom. Similarly, it prohibits the use in the United Kingdom by UK supervised entities of benchmarks of administrators that are not authorized by the UK Financial Conduct Authority (“FCA”) or registered on the FCA register (or, if non-UK based, not deemed equivalent or recognized or endorsed). The UK Benchmarks Regulation is also the subject of proposed reform. On December 17, 2025, HM Treasury published a consultation on reforms to the UK benchmarks regime which would, if passed into law, see the UK Benchmarks Regulation repealed and replaced with a UK Specified Authorized Benchmarks Regime. Under the proposals, UK authorized firms that use benchmarks would no longer be required to use only regulated benchmarks, and benchmark administrators and their benchmarks (including EU and other third-country benchmarks) would only be regulated to the extent they pose systemic risks to UK financial markets.

The Benchmarks Regulation and/or the UK Benchmarks Regulation (or any replacement regulation), as applicable, could have a material impact on the notes during the Floating Rate Period, in particular, if the methodology or other terms of EURIBOR are changed during the term of such notes in order to comply with the requirements of the Benchmarks Regulation or supervised entities in the European Union and/or the United Kingdom are, pursuant to the provisions of the Benchmarks Regulation or, as applicable, the UK Benchmarks Regulation, prohibited from acquiring, holding or trading the notes during the Floating Rate Period. Such changes or prohibitions could, among other things, have the effect of reducing, increasing or otherwise affecting the volatility of the published rate or level of EURIBOR and materially and negatively reducing liquidity in, and the secondary market price of, the notes during the Floating Rate Period. Any changes announced by regulators or any other governance or oversight body, or future changes adopted by such parties, in the method pursuant to which EURIBOR or other benchmarks are determined may result in a sudden or prolonged increase or decrease in the reported EURIBOR or other applicable rate and also have the effect of discouraging market participants from continuing to administer or contribute to such benchmarks or lead to the discontinuance or unavailability of their quotes. If that were to occur, the level of interest payments and the value of the notes may be adversely affected.

The European Money Markets Institute, as the registered benchmark administrator of EURIBOR, shifted in 2019 from a quote-based methodology of calculating EURIBOR to a hybrid methodology that is based upon contributions of individual panel banks that submit transaction-based data. In its publication of February 15, 2021, the euro risk-free rate working group recommended that, in respect of any events resulting in a cessation of EURIBOR or if EURIBOR for whatever reasons would no longer be representative of the underlying market it purports to measure, EURIBOR be replaced with the Euro Short-term Rate (referred to as “€STR”), which is a risk-free rate that has been published by the European Central Bank since October 2, 2019. Such recommendations were repeated by the euro risk-free rate working group in its recommendations published on May 11, 2021. €STR has a different methodology and other important differences from EURIBOR and has little historical track record and may be subject to changes in its methodology.

It is not possible to predict with certainty whether, and to what extent, EURIBOR will continue to be supported going forward. This may cause EURIBOR to perform differently than in the past, and may have other consequences which cannot be predicted. Such factors may (a) discourage market participants from continuing to administer or contribute to a benchmark, (b) trigger changes in the rules or methodologies used in the benchmark, (c) lead to the disappearance of the benchmark and/or (d) have other effects on certain benchmarks. Any of such changes or any other consequential changes as a result of international or national reforms or other initiatives or investigations might have a material adverse effect on the market price of and return on any notes during the Floating Rate Period.

With respect to the notes during the Floating Rate Period, if we or our designee determines that the rate cannot be determined with respect to any Floating Rate Interest Payment Period (as defined below) as described in the first paragraph under “Description of the Notes—Floating Rate Period Interest Rates—Information about EURIBOR,” the rate of interest on such notes will be determined by the fallback provisions described under that paragraph (collectively, the “benchmark discontinuation provisions”). See “—Discontinuance of EURIBOR or the occurrence of another EURIBOR Benchmark Event might adversely affect the value of investments in the notes during the Floating Rate Period.” This may, among other things, (a) result in interest rates and/or payments that are higher than, lower than or that do not otherwise correlate over time with the interest rates and/or payments that would have been made on the notes during the Floating Rate Period if EURIBOR was available in its current form and/or (b) result in the application of backward-looking €STR compounded in arrears, whereas EURIBOR is expressed on the basis of a forward-looking term and includes a risk element based on interbank lending.

Furthermore, if EURIBOR is discontinued or ceases to be published or another EURIBOR Benchmark Event (as defined in “Description of the Notes—Floating Rate Period Interest Rates—Information about EURIBOR”) has occurred, there can be no assurances that we and other market participants will be adequately prepared for such discontinuance or cessation or the occurrence of another EURIBOR Benchmark Event, which may have an unpredictable impact on contractual mechanics (including the interest rate of the notes during the Floating Rate Period), among other adverse consequences.

Discontinuance of EURIBOR or the occurrence of another EURIBOR Benchmark Event might adversely affect the value of investments in the notes during the Floating Rate Period.

To the extent that EURIBOR is discontinued or no longer published or that another EURIBOR Benchmark Event has occurred or we determine that EURIBOR cannot be determined as described in the benchmark discontinuation provisions, the rate of interest on the notes during the Floating Rate Period will be determined by the fallback provisions described herein and we or our designee will make certain determinations with respect to the notes in our or our designee’s sole discretion as further described under “Description of the Notes—Floating Rate Period Interest Rates—Information about EURIBOR.” Any of these determinations may adversely affect the payout to investors. Moreover, certain determinations made by us or our designee may require the exercise of discretion and the making of subjective judgments, such as with respect to the base rate or the occurrence or non-occurrence of a EURIBOR Benchmark Event. These potentially subjective determinations may adversely affect the payout to you on the notes.

The consent or approval of the holders of the notes is not required under the benchmark discontinuation provisions to amend or vary the method or basis of calculating the rate or rates or amount of interest or the basis for calculating any interest amount in respect of the notes during the Floating Rate Period or for any other variation of the terms of the notes or the indenture under which the notes have been issued that were required to be made in the circumstances described in the benchmark discontinuation provisions. Any such amendment or variance made pursuant to the benchmark discontinuation provisions could have unexpected commercial consequences and there can be no assurance that, due to the particular circumstances of each holder, any such amendment or variance will be favorable to each holder.

In addition, due to the uncertainty concerning the availability of successor rates and alternative reference rates and our involvement with the benchmark discontinuation provisions, the relevant benchmark discontinuation provisions may not operate as intended at the relevant time. The benchmark discontinuation provisions may result in EURIBOR being replaced with a backward-looking €STR rate in accordance with the recommendations of the euro risk-free rate working group. More generally, however, any of the above matters or any other significant change to the setting or existence of EURIBOR could have a material adverse effect on the value or liquidity of, and the amount payable under, the notes during the Floating Rate Period. No assurance may be provided that relevant changes will not be made to EURIBOR or that such benchmarks will continue to exist. Investors should consider these matters and make their own assessment about the potential risks imposed by benchmark reforms and investigations when making their investment decision with respect to the notes during the Floating Rate Period.

If no successor or alternative reference rate is identified or selected in accordance with the benchmark discontinuation provisions, then the rate of interest on the notes during the Floating Rate Period will be determined by fallback provisions that are dependent in part upon the provision by major banks in the interbank markets of offered rates for deposits in euro and the availability of such rates information at the relevant time and may in certain circumstances result, to the extent that other fallback provisions are not applicable, in the effective application of a fixed rate based on the rate that applied in the previous period when EURIBOR was available, in effect resulting in the notes during the Floating Rate Period becoming fixed rate notes.

Any of these alternative methods may result in interest payments that are lower than or that do not otherwise correlate over time with the payments that would have been made on the notes during the Floating Rate Period if EURIBOR were available in its current form. Additionally, if EURIBOR or any other relevant benchmark rate is discontinued or no longer published, there can be no assurance that the applicable fallback provisions under any related swap agreements would operate so as to ensure that the benchmark rate used to determine payments under any related swap agreements is the same as that used to determine interest payments under the notes during the Floating Rate Period.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting the underwriting discounts and commissions and offering expenses payable by us, will be approximately €1.491 billion. We intend to use the net proceeds from the sale of the notes for general corporate purposes in the ordinary course of our business. General corporate purposes may include repayment of debt, redemptions and repurchases of shares of our common stock and of our other securities, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries.

DESCRIPTION OF THE NOTES

The following is a description of the particular terms of the notes offered pursuant to this prospectus supplement. This description supplements and, to the extent inconsistent, modifies the description of the general terms and provisions of senior debt securities set forth in the accompanying prospectus under “Description of Debt Securities.” To the extent the description in this prospectus supplement is inconsistent with the description contained in the accompanying prospectus, you should rely on the description in this prospectus supplement. The following description is qualified in its entirety by reference to the provisions of the senior indenture dated as of November 1, 1996, as amended or supplemented from time to time, between us and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (as successor to Harris Trust and Savings Bank), as indenture trustee, which we refer to as the senior indenture. A copy of the senior indenture is included as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part. Capitalized terms not defined in this section have the meanings assigned to such terms in the accompanying prospectus or in the senior indenture.

General

The 2032 notes and the 2037 notes offered hereby constitute separate series of senior debt securities described in the accompanying prospectus to be issued under the senior indenture. The notes will be our direct, unsecured obligations.

The 2032 notes are initially offered in the principal amount of €750,000,000 and the 2037 notes are initially offered in the principal amount of €750,000,000. We may, without the consent of existing holders, increase the principal amount of either series of notes by issuing more notes in the future, on the same terms and conditions (other than any differences in the issue date, the price to the public and the first interest payment date) and with the same CUSIP, ISIN and/or any other identifying number (if appropriate), as the notes being offered by this prospectus supplement. We do not plan to inform existing holders if we reopen a series of notes to issue and sell additional notes in the future.

As used herein, the term “business day” means any day that is not a Saturday or Sunday (i) that is not a day on which banking institutions in New York, New York, Chicago, Illinois, McLean, Virginia or London, England are authorized or obligated by law or executive order to close and (ii) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system, or the T2 system, or any successor thereto, operates.

Listing

We intend to apply to list each series of notes on the NYSE. The listing application will be subject to approval by the NYSE. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist either series of notes at any time. We currently expect trading in the notes on the NYSE to begin within 30 days after the original issue date. Currently there is no public market for the notes.

Payments

2032 Notes

The 2032 notes will mature on September 15, 2032. During the 2032 Notes Fixed Rate Period, the 2032 notes will bear interest from and including the original issue date to but excluding the 2032 Notes Interest Reset Date at the annual rate of 4.326%. We will pay interest on the 2032 notes with respect to the 2032 Notes Fixed Rate Period annually in arrears on September 15 of each year. With respect to the 2032 Notes Fixed Rate Period, we will make the first interest payment on September 15, 2027 and the final fixed rate interest payment on September 15, 2031. During the 2032 Notes Floating Rate Period, starting from and including the 2032 Notes Interest Reset Date to but excluding the 2032 Notes Maturity Date, the 2032 notes will bear interest at a rate per annum equal to three-month EURIBOR plus 1.072%. We will pay interest during the 2032 Notes Floating Rate Period quarterly in arrears on each March 15, June 15, September 15 and December 15. With respect to the 2032 Notes Floating Rate Period, we will make the first floating rate interest payment on December 15, 2031 and the final floating rate interest payment on the 2032 Notes Maturity Date.

We will pay interest to the person in whose name the note is registered at the close of business on the fifteenth calendar day (whether or not a business day) immediately preceding the related 2032 Notes Fixed Rate Interest Payment Date or 2032 Notes Floating Rate Interest Payment Date, as applicable, except that we will pay interest on the 2032 Notes Maturity Date or, if the 2032 notes are redeemed, the redemption date to the person or persons to whom principal is payable. During the 2032 Notes Fixed Rate Period, interest on the 2032 notes will be paid on the basis of (i) the actual number of days in the period for which interest is being calculated and (ii) the actual number of days from, and including, the last date on which interest was paid on the 2032 notes (or September 15, 2026 if no interest has been paid on the notes), to, but excluding, the next scheduled 2032 Notes Fixed Rate Interest Payment Date, as the case may be. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Markets Association. Interest on the 2032 notes will be paid on the basis of a 360-day year and the actual number of days elapsed during the 2032 Notes Floating Rate Period. The interest on the 2032 notes during the 2032 Notes Floating Rate Period will be computed in the manner described below under “Floating Rate Period Interest Rates.” With respect to the 2032 Notes Fixed Rate Period, if any scheduled 2032 Notes Fixed Rate Interest Payment Date (including, for the avoidance of doubt, the last interest payment date with respect to the 2032 Notes Fixed Rate Period) falls on a day that is not a business day, the payment of the interest payable on that date will be made on the next day that is a business day, without any interest or other payment in respect of the delay, with the same force and effect as if made on the scheduled interest payment date. For the 2032 Notes Floating Rate Period, if any scheduled 2032 Notes Floating Rate Interest Payment Date falls on a day that is not a business day, it will be postponed to the following business day, unless that business day would fall in the next calendar month, in which case the 2032 Notes Floating Rate Interest Payment Date will be the immediately preceding business day, and interest will accrue to but excluding such payment date. If the scheduled 2032 Notes Maturity Date or redemption date falls on a day that is not a business day, the payment of principal and interest will be made on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled 2032 Notes Maturity Date or redemption date.

The 2032 notes will not have the benefit of a sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay the notes.

2037 Notes

The 2037 notes will mature on September 15, 2037. During the 2037 Notes Fixed Rate Period, the 2037 notes will bear interest from and including the original issue date to but excluding the 2037 Notes Interest Reset Date at the annual rate of 4.832%. We will pay interest on the 2037 notes with respect to the 2037 Notes Fixed Rate Period annually in arrears on September 15 of each year. With respect to the 2037 Notes Fixed Rate Period, we will make the first interest payment on September 15, 2027 and the final fixed rate interest payment on September 15, 2036. During the 2037 Notes Floating Rate Period, starting from and including the 2037 Notes Interest Reset Date to but excluding the 2037 Notes Maturity Date, the 2037 notes will bear interest at a rate per annum equal to three-month EURIBOR plus 1.451%. We will pay interest during the 2037 Notes Floating Rate Period quarterly in arrears on each March 15, June 15, September 15 and December 15. With respect to the 2037 Notes Floating Rate Period, we will make the first floating rate interest payment on December 15, 2036 and the final floating rate interest payment on the 2037 Notes Maturity Date.

We will pay interest to the person in whose name the note is registered at the close of business on the fifteenth calendar day (whether or not a business day) immediately preceding the related 2037 Notes Fixed Rate Interest Payment Date or 2037 Notes Floating Rate Interest Payment Date, as applicable, except that we will pay interest on the 2037 Notes Maturity Date or, if the 2037 notes are redeemed, the redemption date to the person or persons to whom principal is payable. During the 2037 Notes Fixed Rate Period, interest on the 2037 notes will be paid on the basis of (i) the actual number of days in the period for which interest is being calculated and (ii) the actual number of days from, and including, the last date on which interest was paid on the 2037 notes (or September 15, 2026 if no interest has been paid on the notes), to, but excluding, the next scheduled 2037 Notes Fixed Rate Interest Payment Date, as the case may be. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Markets Association. Interest on the 2037 notes will be paid on the basis of a 360-day year and the actual number of days elapsed during the 2037 Notes Floating Rate Period. The interest on the 2037 notes during the 2037 Notes Floating Rate Period will be computed in the manner described below under “Floating Rate Period Interest Rates.” With respect to the 2037 Notes Fixed Rate Period, if any scheduled 2037 Notes Fixed Rate Interest Payment Date (including, for the avoidance of doubt, the last interest payment date with respect to the 2037 Notes Fixed Rate Period) falls on a day that is not a business day, the payment of the interest payable on that date will be made on the next day that is a business day, without any interest or other payment in respect of the delay, with the same force and effect as if made on the scheduled interest payment date. For the 2037 Notes Floating Rate Period, if any scheduled 2037 Notes Floating Rate Interest Payment Date falls on a day that is not a business day, it will be postponed to the following business day, unless that business day would fall in the next calendar month, in which case the 2037 Notes Floating Rate Interest Payment Date will be the immediately preceding business day, and interest will accrue to but excluding such payment date. If the scheduled 2037 Notes Maturity Date or redemption date falls on a day that is not a business day, the payment of principal and interest will be made on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled 2037 Notes Maturity Date or redemption date.

The 2037 notes will not have the benefit of a sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay the notes.

Floating Rate Period Interest Rates

On each Floating Rate Interest Determination Date (as defined below), the calculation agent will determine the interest rate for the notes for the applicable Floating Rate Interest Payment Period by reference to three-month EURIBOR on the applicable Floating Rate Interest Determination Date; provided that if we or our designee determines that three-month EURIBOR cannot be determined with respect to the applicable Floating Rate Interest Payment Period, the rate of interest on the notes will be determined by the fallback provisions described under “—Information about EURIBOR” below.

On each Floating Rate Interest Determination Date relating to the applicable Floating Rate Interest Payment Date, the calculation agent will calculate the amount of accrued interest payable on the notes by multiplying (i) the outstanding principal amount of the notes by (ii) the product of (a) the interest rate for the relevant Floating Rate Interest Payment Period multiplied by (b) the quotient of the actual number of calendar days in such Floating Rate Interest Payment Period divided by 360. In no event will the interest on the notes be less than zero.

Certain Definitions

“EURIBOR Benchmark Event” means:

(a)	EURIBOR has ceased to be published on the Designated Screen Page (as defined below) as a result of it ceasing to be calculated or administered; or

(b)

a public statement by the administrator of EURIBOR that it will cease publishing EURIBOR permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of EURIBOR); or

(c)	a public statement by the supervisor of the administrator of EURIBOR that EURIBOR has been or will be permanently or indefinitely discontinued; or

(d)

a public statement by the supervisor of the administrator of EURIBOR that means that EURIBOR will be prohibited from being used or that its use will be subject to restrictions or adverse consequences; or

(e)	a public statement by the supervisor of the administrator of EURIBOR that, in the view of such supervisor, EURIBOR is no longer representative of an underlying market; or

(f)

it has or will become unlawful for the calculation agent or us to calculate any payments due to be made to any holder using EURIBOR (including, without limitation, under the Benchmarks Regulation (EU) 2016/1011, if applicable);

provided that the EURIBOR Benchmark Event shall be deemed to occur only (i) in the case of paragraphs (b) and (c) above, on the date of the cessation of EURIBOR or the discontinuation of EURIBOR, as the case may be, (ii) in the case of paragraph (d) above, on the date of prohibition of use of EURIBOR and (iii) in the case of paragraph (e) above, on the date with effect from which EURIBOR will no longer be (or will be deemed by the relevant supervisor to no longer be) representative of its underlying market and specified in the public statement, and, in each case, not the date of the public statement.

“Euro-zone” means the region comprising the member states of the European Union that have adopted the single currency in accordance with the relevant treaty of the European Union, as amended.

“Floating Rate Interest Determination Date” means the second T2 Business Day prior to the first day of each applicable Floating Rate Interest Payment Period.

“Interest Calculation Date” means the first day of each applicable Floating Rate Interest Payment Period; provided that, if any Interest Calculation Date is not a business day, then the Interest Calculation Date will be postponed to the next succeeding business day, unless that business day is in the next succeeding calendar month, in which case the Interest Calculation Date will be the immediately preceding business day.

“T2 Business Day” means a day on which the T2 system is open for the settlement of payment in euro. The “T2 system” is the Trans-European Automated Real-Time Gross Settlement Express Transfer payment system, which utilizes a single shared platform and was launched on March 20, 2023.

Information about EURIBOR

EURIBOR is a daily reference rate based on the rate at which banks lend euro to each other in the euro interbank market. “Three-month EURIBOR” with respect to any Floating Rate Interest Payment Period means, for the relevant Floating Rate Interest Determination Date, the rate for deposits in euros as administered, calculated and published by the European Money Markets Institute, for an index maturity of three months as that rate appears on the display on the Bloomberg screen page, or any successor service, on the BTMM EU 3M rate page or any other page as may replace the BTMM EU 3M rate page on that service (the “Designated Screen Page”) as of 11:00 a.m., Brussels time, on such Floating Rate Interest Determination Date.

The following procedures will be followed if the rate cannot be determined as described above:

•

If the above rate does not appear, we or our designee will request the principal Euro-zone office of each of four major banks in the Euro-zone interbank market, as selected by us or our designee, after consultation with us, to provide to us or our designee its offered rate for deposits in euros, at approximately 11:00 a.m., Brussels time, on the Floating Rate Interest Determination Date, to prime banks in the Euro-zone interbank market having a maturity of three months commencing on the applicable Interest Calculation Date, and in a principal amount not less than the equivalent of U.S.$1 million in euros that is representative of a single transaction in euro in that market at that time. If at least two quotations are provided, EURIBOR will be the arithmetic mean of those quotations. We or our designee will provide such rates to the Calculation Agent.

•

If fewer than two quotations are provided, EURIBOR will be the arithmetic mean of the rates quoted to us or to our designee by four major banks in the Euro-zone interbank market, as selected by us or our designee, after consultation with us, at approximately 11:00 a.m., Brussels time, on the applicable Floating Rate Interest Determination Date for loans in euros to leading European banks having a maturity of three months commencing on that Interest Calculation Date in a principal amount not less than the equivalent of U.S.$1 million in euros that is representative of a single transaction in euro in that market at that time. We or our designee will provide such rates to the Calculation Agent.

•

If the banks so selected by us or our designee are not quoting as set forth above, we shall notify the Calculation Agent that EURIBOR for that Floating Rate Interest Determination Date will remain EURIBOR for the immediately preceding Floating Rate Interest Payment Period.

Notwithstanding the foregoing, if we, in our sole discretion, or our designee, after consultation with us, determine that a EURIBOR Benchmark Event has occurred, the calculation agent will use, as a substitute for EURIBOR and for each future Floating Rate Interest Determination Date, the alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) consistent with accepted market practice, as notified to the Calculation Agent by us (the “Alternative Rate”). As part of such substitution, we or our designee will make such adjustments to the Alternative Rate or the spread thereon, as well as the business day convention, Floating Rate Interest Determination Dates, the method for determining the fallback interest rate and related provisions and definitions, in each case that are consistent with accepted market practice for the use of such Alternative Rate for debt securities such as the notes. If, however, we, in our sole discretion, or our designee, after consultation with us, determine that no such Alternative Rate exists on the relevant date, we or our designee shall make a determination of an alternative rate as a substitute for EURIBOR for debt securities such as the notes, as well as the spread thereon, the business day convention, the method for determining the fallback interest rate and the Floating Rate Interest Determination Dates, that is consistent with accepted market practice.

Neither the Trustee nor the Calculation Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of EURIBOR or any other benchmark, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any benchmark transition event or related benchmark replacement date, (ii) to select, determine or designate any benchmark replacement, or other successor or replacement base rate or benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, or (iii) to select, determine or designate any benchmark replacement adjustment, or other modifier to any replacement or successor base rate, or (iv) to determine whether or what benchmark replacement conforming changes are necessary or advisable, if any, in connection with any of the foregoing, including, but not limited to, adjustments as to any alternative spread thereon, the business day convention, interest determination dates or any other relevant methodology applicable to such substitute or successor base rate or benchmark. In connection with the foregoing, each of the Trustee and Calculation Agent shall be entitled to conclusively rely on any determinations made by us or our designee without independent investigation, and neither will have any liability for actions taken at our direction in connection therewith. Neither the Trustee nor the Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth herein or in the transaction documents as a result of the unavailability of EURIBOR or any other applicable benchmark, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms hereof and reasonably required for the performance of such duties. Neither the Trustee nor the Calculation Agent shall be responsible or liable for our actions or omissions or for those of our designee, or for any failure or delay in the performance by us or our designee, nor shall the Trustee or the Calculation Agent be under any obligation to oversee or monitor our performance or that of our designee. Neither the Calculation Agent nor the Trustee shall act as our designee.

Payment of Additional Amounts

We will, subject to the exceptions and limitations set forth below, pay to or on account of a beneficial owner of a note who is a non-U.S. holder (as defined below) such additional amounts as are necessary to ensure that the net payment by us of the principal of and interest on such note, after deduction or withholding for any present or future tax, assessment or other governmental charge imposed by or on behalf of the United States (or any political subdivision or taxing authority of the United States) on such payment, will not be less than the amount that would have been payable had no such deduction or withholding been required. However, we will not pay additional amounts for or on account of:

(a)

any such tax, assessment or other governmental charge which would not have been so imposed but for (i) the existence of any present or former connection between the holder or beneficial owner of a note (or between a fiduciary, settlor, person holding power over an estate or trust administered by a fiduciary holder, beneficiary, member, partner or shareholder of such person, if such person is an estate, a trust, a limited liability company, a partnership or a corporation) and the United States, including, without limitation, such person (or such fiduciary, settlor, person holding power over an estate or trust administered by a fiduciary holder, beneficiary, member, partner or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein or any other connection or relationship with the United States (other than a connection arising solely as a result of the ownership of the notes or the exercise or enforcement of rights under the notes); or (ii) the presentation of any such note for payment on a date more than 15 calendar days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(b)	any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or any similar tax, assessment or governmental charge;

(c)

any tax, assessment or other governmental charge imposed by reason of the holder or beneficial owner’s past or present status as a personal holding company, controlled foreign corporation, passive foreign investment company for U.S. federal income tax purposes or as a corporation which accumulates earnings to avoid United States federal income tax or as a private foundation or other tax-exempt organization;

(d)	any tax, assessment or other governmental charge which is payable otherwise than by withholding by us or a paying agent from payments on or in respect of any note;

(e)

any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity, or the connections with the United States, of the holder or beneficial owner of such note, if such compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

(f)

any tax, assessment or other governmental charge imposed pursuant to sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”), or any amended or successor version of such sections (“FATCA”), any regulations or other guidance thereunder, or any agreement (including any intergovernmental agreement) entered into in connection therewith or any law, regulation, rules, practices or other official guidance adopted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA;

(g)

any tax, assessment or other governmental charge imposed by reason of (i) being or having been a “10-percent shareholder” of the issuer as defined in section 871(h)(3)(B) of the Code, (ii) a bank receiving interest described in section 881(c)(3)(A) of the Code or (iii) being or having been a controlled foreign corporation that is related to the issuer within the meaning of section 864(d) of the Code;

(h)

any tax, assessment or other governmental charge required to be deducted or withheld by any paying agent if such payment can be made without such deduction or withholding by at least one other paying agent;

(i)

any tax, assessment or other governmental charge that is imposed or withheld solely by reason of a change in law, regulation or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

or any combination of two or more of items (a), (b), (c), (d), (e), (f), (g), (h) and (i),

nor shall additional amounts be paid with respect to any payment on a note to any holder or non-U.S. holder who is a fiduciary, limited liability company or partnership or other than the sole beneficial owner of such payment to the extent the beneficiary or settlor with respect to such fiduciary, member of such limited liability company, partner of such partnership or beneficial owner with respect to such holder would not have been entitled to the additional amounts had such beneficiary, settlor, member, partner or beneficial owner been the holder of the note.

The term “non-U.S. holder” means any beneficial owner of a note that is not, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or if such trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

The notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the notes. Except as specifically provided under this heading “—Payment of Additional Amounts,” we will not be required to make any payment for any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

Optional Redemption

The notes are not subject to repayment at the option of the holders at any time prior to maturity.

On September 15, 2031 (which is the date that is one year prior to the maturity date of the 2032 notes), the 2032 notes will be redeemable in whole but not in part, at a redemption price equal to 100% of the principal amount of the 2032 notes to be redeemed, plus accrued and unpaid interest thereon to the redemption date, upon not less than 15 nor more than 60 days’ prior notice given to the holders of the notes to be redeemed.

On September 15, 2036 (which is the date that is one year prior to the maturity date of the 2037 notes), the 2037 notes will be redeemable in whole but not in part, at a redemption price equal to 100% of the principal amount of the 2037 notes to be redeemed, plus accrued and unpaid interest thereon to the redemption date, upon not less than 15 nor more than 60 days’ prior notice given to the holders of the notes to be redeemed.

If money sufficient to pay the redemption price of and accrued interest on either series of notes to be redeemed on the applicable redemption date is deposited with the trustee or paying agent on or before the applicable redemption date and certain other conditions are satisfied, then on and after such redemption date, interest will cease to accrue on such series of notes called for redemption and such series of notes will cease to be outstanding. If any redemption date is not a business day, we will pay the redemption price on the next business day without any interest or other payment due to the delay.

Redemption for Tax Reasons

We may redeem either series of notes prior to maturity in whole, but not in part, on not more than 60 days’ notice and not less than 15 days’ notice, at a redemption price equal to 100% of their principal amount plus any accrued and unpaid interest and additional amounts to, but not including, the date fixed for redemption if we determine that, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States or of any political subdivision or taxing authority thereof or therein, or any income tax treaty, or any change in, or amendment to, an official position regarding the application or interpretation of such laws, regulations or rulings, or treaties, which change or amendment becomes effective on or after the date of issuance of such notes, we have or will become obligated to pay additional amounts with respect to such notes as described above under “—Payment of Additional Amounts.”

If we exercise our option to redeem a series of notes, we will deliver to the trustee a certificate signed by an authorized officer stating that we are entitled to redeem such notes.

Other than as set forth in “—Optional Redemption” and “—Redemption for Tax Reasons”, the notes are not subject to redemption prior to maturity. The notes are not subject to repayment at the option of the holders at any time prior to maturity.

Issuance in Euros; Payment on the Notes

Initial holders of the notes will be required to pay for the notes in euros, and all payments of interest and principal, including payments made upon any redemption of the notes, and any additional amounts, if any, in respect of the notes will be payable in euros; provided that, if on or after the date of this prospectus supplement the euro is unavailable in our good faith judgment for such payments due to the imposition of exchange controls or other circumstances beyond our control (including the dissolution of the euro) or is no longer being used by the then-member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available or so used.

The amount otherwise payable by us on any date in euros would be converted into U.S. dollars at a rate mandated by the Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, if the Federal Reserve Board has not announced a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second business day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, the rate will be determined in our sole discretion on the basis of the most recently available market exchange rate for euros. If applicable laws or regulations of the member states of the European Union (including official pronouncements applying those laws or regulations) mandate, in our good faith determination, the use of a specific exchange rate for these purposes, we will apply the exchange rate so mandated. Any payment in respect of such notes made under such circumstances in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes. Neither the trustee nor the paying agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

As used in this prospectus supplement, “market exchange rate” means the noon buying rate in The City of New York for cable transfers of euros as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Board. All determinations referred to above made by us will be at our sole discretion and shall be conclusive and binding on the holders of the notes, absent manifest error. Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors.”

Denominations

The notes will be issued in minimum denominations of €100,000 and in integral multiples of €1,000 in excess thereof.

Ranking

Payments of the principal and interest on the notes will rank equally with all of Capital One’s other unsecured and unsubordinated debt. Capital One’s senior indebtedness ranks pari passu with the notes. The notes will be our exclusive obligations and not those of our subsidiaries. Since we are a holding company and substantially all of our operations are conducted through subsidiaries, our cash flow and consequently our ability to service debt, including the notes, depend upon the earnings of our subsidiaries and the distribution of those earnings to us or upon other payments of funds by those subsidiaries to us. The subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the notes or to provide us with funds for payments on the notes, whether by dividends, distributions, loans or other payments. In addition, the payment of dividends and distributions and the making of loans and advances to us by our subsidiaries may be subject to regulatory, statutory or contractual restrictions, are contingent upon the earnings of those subsidiaries, and are subject to various business considerations.

Any right we have to receive assets of any of our subsidiaries upon their liquidation or reorganization and the resulting right of the holders of notes to participate in those assets effectively will be subordinated to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of the subsidiary, in which case our claims would be subordinated to any security interests in the assets of the subsidiary and any indebtedness of the subsidiary senior to the debt held by us.

The senior indenture does not limit the amount of additional senior indebtedness that we or any of our subsidiaries may incur. We may, without the consent of the holders of the notes, create and issue additional debt securities under the senior indenture ranking equally with the notes.

As of June 30, 2026, Capital One Financial Corporation had approximately $31.1 billion in senior unsecured indebtedness outstanding. As of June 30, 2026, our principal operating subsidiary, CONA, had approximately $1.9 billion in total senior and subordinated indebtedness outstanding.

Consolidation, Merger and Sale of Assets

The provisions of the senior indenture applicable to senior debt securities described under “Description of Debt Securities—Consolidation, Merger and Sale of Assets” in the accompanying prospectus will apply to the notes.

Events of Default; Covenant Breach

The provisions of the senior indenture applicable to senior debt securities described under “Description of Debt Securities—Events of Default; Covenant Breach” in the accompanying prospectus will apply to the notes.

Defeasance and Discharges

The provisions of the senior indenture applicable to senior debt securities described under “Description of Debt Securities—Legal Defeasance and Covenant Defeasance” in the accompanying prospectus will apply to the notes.

Global Securities; Book-Entry Issue

Global Clearance and Settlement

The notes of each series will be issued in the form of one or more global notes (each a “global note”) in fully registered form, without coupons, and will be deposited on the closing date with, or on behalf of, a common depositary for, and in respect of interests held through, Euroclear and Clearstream. Except as described herein, certificates will not be issued in exchange for beneficial interests in the global notes.

Except as set forth below, the global notes may be transferred, in whole and not in part, only to a common depositary for Euroclear or Clearstream or its nominee.

Euroclear and Clearstream have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow the notes to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.

The policies of Euroclear and Clearstream will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the notes held by them. We have no responsibility for any aspect of the records kept by Euroclear or Clearstream or any of their direct or indirect participants. We also do not supervise these systems in any way.

Euroclear and Clearstream and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.

Beneficial interests in the global notes will be represented, and transfers of such beneficial interests will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in Euroclear or Clearstream. Those beneficial interests will be in denominations of €100,000 and integral multiples of €1,000 in excess thereof. Investors may hold notes directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems.

Owners of beneficial interests in the global notes will not be entitled to have notes registered in their names, and will not receive or be entitled to receive physical delivery of notes in definitive form. Except as provided below, beneficial owners will not be considered the owners or holders of the notes under the senior indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the senior indenture. Accordingly, each beneficial owner must rely on the procedures of the clearing systems and, if such person is not a participant of the clearing systems, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the senior indenture. Under existing industry practices, if we request any action of holders or a beneficial owner desires to give or take any action which a holder is entitled to give or take under the senior indenture, the clearing systems would authorize their participants holding the relevant beneficial interests to give or take action and the participants would authorize beneficial owners owning through the participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by the clearing systems to their participants, by the participants to indirect participants and by the participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. These limits and laws may impair the ability to transfer beneficial interests in global notes.

Persons who are not Euroclear or Clearstream participants may beneficially own notes held by the common depositary for Euroclear and Clearstream only through direct or indirect participants in Euroclear and Clearstream. So long as the common depositary for Euroclear and Clearstream is the registered owner of the global note, the common depositary for all purposes will be considered the sole holder of the notes represented by the global note under the senior indenture and the global notes.

Certificated Notes

If the applicable depositary is at any time unwilling or unable to continue as depositary for any of the global notes and a successor depositary is not appointed by us within 90 days, or if we have been notified that both

Euroclear and Clearstream have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system is available, we will issue the notes in definitive form in exchange for the applicable global notes. We will also issue the notes in definitive form in exchange for the global notes if an event of default has occurred with regard to the notes represented by the global notes and has not been cured or waived. In addition, we may at any time and in our sole discretion determine not to have the notes represented by the global notes and, in that event, will issue the notes in definitive form in exchange for the global notes. In any such instance, an owner of a beneficial interest in the global notes will be entitled to physical delivery in definitive form of the notes represented by the global notes equal in principal amount to such beneficial interest and to have such notes registered in its name. The notes so issued in definitive form will be issued as registered in minimum denominations of €100,000 and integral multiples of €1,000 thereafter, unless otherwise specified by us. The notes in definitive form can be transferred by presentation for registration to the registrar at our office or agency for such purpose and must be duly endorsed by the holder or his or her attorney duly authorized in writing, or accompanied by a written instrument or instruments of transfer in form satisfactory to us or the registrar duly executed by the holder or his attorney duly authorized in writing. We may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of definitive notes.

Clearing Systems

We have been advised by Euroclear and Clearstream, respectively, as follows:

Euroclear. Euroclear advises that it was created in 1968 to hold securities for its participants (“Euroclear participants”) and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. All operations are conducted by Euroclear Bank and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank, not the cooperative. The cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Bank are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Euroclear terms and conditions”). The Euroclear terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payment with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Bank acts under the Euroclear terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear terms and conditions, to the extent received by the Euroclear Bank and by Euroclear.

Clearstream. Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for Clearstream participants, and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are financial institutions around the world, including securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream participant either directly or indirectly.

Distributions with respect to the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by Clearstream.

Euroclear and Clearstream Arrangements

So long as Euroclear or Clearstream or their nominee or their common depositary is the registered holder of the global notes, Euroclear, Clearstream or such nominee or common depositary, as the case may be, will be considered the sole owner or holder of the notes represented by such notes for all purposes under the senior indenture and the notes. Payments of principal, interest and additional amounts, if any, in respect of the global notes will be made to Euroclear, Clearstream or such nominee or common depositary, as the case may be, as registered holder thereof. None of us, the trustee, the transfer agent, the paying agent and registrar, any underwriter and any affiliate of any of the above or any person by whom any of the above is controlled (as such term is defined in the Securities Act) will have any responsibility or liability for any records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Distribution of principal and interest with respect to the global note will be credited in euros to the extent received by Euroclear or Clearstream from the trustee or the paying agent, as applicable, to the cash accounts of Euroclear or Clearstream customers in accordance with the relevant system’s rules and procedures.

Because Euroclear and Clearstream can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having an interest in the global notes to pledge such interest to persons or entities which do not participate in the relevant clearing system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate in respect of such interest.

The holdings of book-entry interests in the global notes through Euroclear and Clearstream will be reflected in the book-entry accounts of each such institution. As necessary, the registrar will adjust the amounts of the global notes on the register for the accounts of the common depositary to reflect the amounts of notes held through Euroclear and Clearstream, respectively.

Initial Settlement

Investors holding their notes through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Notes will be credited to the securities custody accounts of Euroclear and Clearstream holders on the settlement date against payment for value on the settlement date.

Secondary Market Trading

Because the purchaser determines the place of delivery, it is important to establish at the time of trading of any notes where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Secondary market sales of book-entry interests in the notes held through Euroclear or Clearstream to purchasers of book-entry interests in the global notes through Euroclear or Clearstream will be conducted in accordance with the normal rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional eurobonds in same-day funds.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Euroclear and Clearstream on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences there may be problems with completing transactions involving Euroclear and Clearstream on the same business day as in the United States. U.S. investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Euroclear or Clearstream is used.

Euroclear and Clearstream will credit payments to the cash accounts of Euroclear participants or Clearstream customers in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream or Euroclear Bank, as the case may be, will take any other action permitted to be taken by a holder under the senior indenture on behalf of a Euroclear participant or Clearstream customer only in accordance with its relevant rules and procedures.

Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of Euroclear and Clearstream. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

The information in this section concerning Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of Euroclear and Clearstream as they are currently in effect. Those clearing systems could change their rules and procedures at any time.

We, the underwriters or the trustee, transfer agent, paying agent or registrar will not have any responsibility or liability for any aspect of the records relating to or payments made on account of the beneficial interests in a global note, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

The Trustee, Paying Agent, Transfer Agent and Security Registrar

The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (as successor to Harris Trust and Savings Bank) will be the indenture trustee, transfer agent and security registrar with respect to the notes and the calculation agent for the notes during the Floating Rate Period as described below under “—Calculation Agent” and will be the registrar for the notes. The indenture trustee is one of a number of banks with which we and our subsidiaries maintain banking and trust relationships in the ordinary course of business. The Bank of New York Mellon, London Branch, will act as paying agent with respect to the notes.

Principal of, premium, if any, and interest on the notes will be payable at the office of the paying agent or, at our option, payment of interest may be made by check mailed to the holders of the notes at their respective addresses set forth in the register of holders; provided that all payments of principal, premium, if any, and interest with respect to the notes represented by one or more global notes deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary for the accounts of Euroclear and Clearstream will be made in immediately available funds through the facilities of the common depositary. We may change the paying agent without prior notice to the holders, and we or any of our subsidiaries may act as paying agent.

Calculation Agent

We have appointed The Bank of New York Mellon Trust Company, N.A. to act as the calculation agent for the notes during the Floating Rate Period (unless we have redeemed all the outstanding notes). All calculations made by the calculation agent for the purposes of calculating interest on the notes during the Floating Rate Period shall be conclusive and binding on the holders of such notes, the trustee and us, absent manifest error.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

This section summarizes the material U.S. federal income tax considerations relating to the purchase, ownership, and disposition of the notes. This summary does not provide a complete analysis of all potential tax considerations. The information provided below is based on the Code, Treasury regulations issued under the Code, judicial authority and administrative rulings and practice, all as of the date of this prospectus supplement and all of which are subject to change, possibly on a retroactive basis. As a result, the tax considerations of purchasing, owning or disposing of notes could differ from those described below. This summary deals only with beneficial owners who purchase notes on original issuance at the first price at which a substantial portion of the notes is sold for cash (other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and who hold the notes as “capital assets” within the meaning of Section 1221 of the Code. This summary does not deal with persons in special tax situations, such as financial institutions, insurance companies, S corporations, regulated investment companies, real estate investment trusts, tax exempt investors, dealers in securities or currencies, traders in securities or currencies that elect to use a mark-to-market method of accounting, controlled foreign corporations, corporations that accumulate earnings to avoid U.S. federal income tax, U.S. expatriates, persons holding notes as a position in a “straddle,” “hedge,” “conversion transaction,” or other integrated transaction for U.S. federal income tax purposes, investors in pass-through entities, or U.S. holders (as defined below) whose functional currency is not the U.S. dollar. Further, this discussion does not address the consequences under any minimum tax rules, U.S. federal estate or gift tax laws, or the application of Section 451(b) of the Code, and does not address any aspect of the tax laws of any U.S. state or locality, any non-U.S. tax laws, or any tax laws other than income tax laws. We will not seek a ruling from the Internal Revenue Service (the “IRS”) with respect to any of the matters discussed herein and there can be no assurance that the IRS will not challenge one or more of the tax consequences described herein.

As used herein, the term “U.S. holder” means a beneficial owner of notes for U.S. federal income tax purposes that is:

•	an individual that is a citizen or resident of the United States, for U.S. federal income tax purposes;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state or the District of Columbia;

•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

As used herein, the term “non-U.S. holder” means a beneficial owner of notes that is, for U.S. federal income tax purposes, an individual, corporation, trust or estate that is not a U.S. holder.

If a partnership, including for this purpose any entity treated as a partnership for U.S. federal income tax purposes, is a beneficial owner of notes, the treatment of a partner in the partnership generally will depend upon the status of the partner and upon the activities of the partnership. A beneficial owner of notes that is a partnership and partners in such a partnership should consult their independent tax advisors about the U.S. federal income tax consequences of holding and disposing of notes.

Prospective investors should consult their tax advisors concerning the tax consequences of the ownership and disposition of the notes, including the tax consequences under the laws of any foreign, state, local or other taxing jurisdictions and the possible effects on investors of changes in U.S. federal or other tax laws.

Certain Contingent Payments

We may be obligated to pay an amount in excess of the stated interest and principal amount of the notes, as described under the heading “—Payment of Additional Amounts.” We intend to take the position that the possibility of our making such contingent payments should not cause the notes to be subject to the provisions of the Treasury Regulations governing “contingent payment debt instruments.” Our position is binding on a holder, unless the holder discloses in the proper manner to the IRS that it is taking a different position. Our position is not binding on the IRS. A successful challenge of this position by the IRS could adversely affect the timing and amount of a holder’s income and would require a holder to treat any gain realized from a sale or other taxable disposition of a note as ordinary income rather than capital gain. The remainder of this discussion assumes that the notes will not be considered contingent payment debt instruments for U.S. federal income tax purposes.

U.S. Holders

Interest

It is anticipated, and this discussion assumes, that the notes will be issued without original issue discount for U.S. federal income tax purposes. In such case, interest on a note will be includable by a U.S. holder as interest income at the time it accrues or is received in accordance with its method of accounting for U.S. federal income tax purposes and will be ordinary income.

The amount of interest paid with respect to a note held by a U.S. holder that uses the cash method of accounting for U.S. federal income tax purposes, including the amount received upon a disposition of a note attributable to accrued but unpaid interest, is the U.S. dollar value of the amount of interest paid translated at the spot exchange rate in effect on the date such payment is received by such U.S. holder, regardless of whether the payment is in fact converted into U.S. dollars on such date. A U.S. holder that uses the cash method of accounting for U.S. federal income tax purposes will generally not recognize any foreign currency exchange gain or loss upon receipt of any interest payment with respect to a note.

A U.S. holder that uses the accrual method of accounting for U.S. federal income tax purposes is required to include in income the U.S. dollar value of interest on a note held by such U.S. holder that accrued during the relevant accrual period. The U.S. dollar value of such accrued interest income generally is determined by translating such interest income at the average rate of exchange for such accrual period (or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year). Alternatively, such U.S. holder may elect to translate such interest income at the spot exchange rate on the last day of such accrual period (or, in the case of an accrual period that spans two taxable years, the last day of the partial period within the taxable year) or if the last day of an accrual period is within five business days of the date of receipt of the payment in respect of the related accrued interest, a U.S. holder that has made such election may translate such accrued interest using the spot exchange rate on the date of receipt of such payment. The above election will apply to all debt obligations that a U.S. holder holds at the beginning of the first taxable year to which the election applies and to all debt instruments that the U.S. holder subsequently acquires. A U.S. holder may not revoke this election without the consent of the IRS. A U.S. holder that uses the accrual method of accounting for U.S. federal income tax purposes generally will recognize foreign currency exchange gain or loss with respect to such accrued interest income on the date the payment in respect of such interest income is received (including amounts received upon a disposition of a note attributable to accrued but unpaid interest) if there is any difference between the exchange rate used to determine such interest income and the exchange rate on the date such payment is received (or the note is disposed of). Such foreign currency exchange gain or loss will generally be treated as ordinary income or loss from sources within the United States.

A U.S. holder will have a tax basis in any euro received as interest on the notes equal to the U.S. dollar value of the euro, determined on the date of receipt of the euro. Any gain or loss realized by a U.S. holder on a sale or other taxable disposition of euro (including its exchange for U.S. dollars) will generally be treated as U.S.-source ordinary income or loss.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of the Notes

Upon a sale, exchange, redemption, retirement or other taxable disposition of a note, a U.S. holder will generally recognize gain or loss equal to the difference between (i) the amount realized on the disposition (other than amounts attributable to accrued but unpaid interest, which will be taxed as interest income as discussed above to the extent not previously included in income) and (ii) the U.S. holder’s tax basis in the note. A U.S. holder’s tax basis in a note generally will equal the cost of the note, calculated as discussed below.

If a U.S. holder sells or exchanges a note for euro, or receives euro on the retirement or other taxable disposition of a note, the amount such holder will realize for U.S. tax purposes generally will be the U.S. dollar value of the euro that the holder receives calculated at the exchange rate in effect on the date the note is disposed of or retired. If a U.S. holder disposes of a note, the notes are traded on an established securities market, and the holder is a cash-basis U.S. holder (or an accrual-basis holder that makes a special election), such holder will determine the U.S. dollar value of the amount realized by translating the amount received at the spot rate of exchange on the settlement date of the sale, exchange, retirement or other disposition. A U.S. holder’s adjusted tax basis in a note generally will be the U.S. dollar value of the euro used to purchase the note at the spot exchange rate on the purchase date. If the note is traded on an established securities market, a cash basis U.S. holder (and an accrual basis U.S. holder that makes a special election) will determine the U.S. dollar value of the euro amount paid for the note on the settlement date of the purchase.

The special election discussed in the preceding paragraph available to a U.S. holder if such holder is an accrual-basis taxpayer in respect of the purchase and sale of foreign currency-denominated notes traded on an established securities market must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS.

Except as discussed below with respect to foreign currency gain or loss, the gain or loss that a U.S. holder recognizes on the sale, exchange, retirement or other disposition of a note generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. holder has held such note for longer than one year. The deductibility of capital losses is subject to certain limitations. Net long-term capital gain recognized by a non-corporate U.S. holder is generally taxed at preferential rates.

The gain or loss that a U.S. holder recognizes on the sale, exchange, retirement or other disposition of a note generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to fluctuations in exchange rates during the period in which the U.S. holder held the note. Gain or loss attributable to fluctuations in currency exchange rates generally will equal the difference between (i) the U.S. dollar value of a U.S. holder’s purchase price for the note in euro, determined using the spot price on the date the note is disposed of, and (ii) the U.S. dollar value of a U.S. holder’s purchase price for the note in euro, determined using the spot price on the date the U.S. holder acquired the note (or, in each case, determined on the settlement date if the notes are traded on an established securities market, and the U.S. holder is either a cash basis or an electing accrual basis holder). A U.S. holder will realize exchange gain or loss on the sale, exchange, retirement or other disposition of a note only to the extent of the total gain or loss realized on the transaction. Any foreign currency gain or loss generally will be U.S.-source ordinary income or loss.

A U.S. holder will have a tax basis in any euro received on the sale, exchange or other taxable disposition of a note equal to the U.S. dollar value of the euro, determined on the date of receipt of the euro. Any gain or loss realized by a U.S. holder on a sale or other taxable disposition of euro (including its exchange for U.S. dollars) will generally be treated as U.S.-source ordinary income or loss.

Medicare Tax

U.S. holders who are individuals, estates or certain trusts are required to pay an additional 3.8% Medicare tax on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000 depending on the individual’s circumstances). Net investment income will generally include interest income and net gains from the disposition of the notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. holder that is an individual, estate or trust should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the notes.

Backup Withholding and Information Reporting

In general, a U.S. holder of a note will be subject to backup withholding at the applicable tax rate with respect to payments of interest or the gross proceeds from dispositions of notes, unless the U.S. holder (i) is an entity that is exempt from backup withholding (generally including tax-exempt organizations and certain qualified nominees) and, when required, provides appropriate documentation to that effect, or (ii) provides its social security number or other taxpayer identification number (“TIN”), certifies that the TIN provided is correct and that it has not been notified by the IRS that it is subject to backup withholding due to underreporting of interest or dividends, and otherwise complies with applicable requirements of the backup withholding rules. In addition, such payments to U.S. holders that are not exempt entities will generally be subject to information reporting requirements. A U.S. holder who does not provide the correct TIN may be subject to penalties imposed by the IRS. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such U.S. holder to a refund, provided that the required information is timely furnished to the IRS.

Reportable Transactions

A U.S. holder that participates in any “reportable transaction” (as defined in applicable Treasury Regulations) must attach to its U.S. federal income tax return a disclosure statement on IRS Form 8886. U.S. holders should consult their own tax advisors as to the possible obligation to file IRS Form 8886 reporting foreign currency exchange loss arising from the notes or any amounts received with respect to the notes and the penalties for noncompliance.

Non-U.S. Holders

Interest

Subject to the discussions of backup withholding and the Foreign Account Tax Compliance Act (“FATCA”) below, interest income of a non-U.S. holder will qualify for the “portfolio interest exemption” and therefore not be subject to U.S. federal income or withholding tax, provided that:

the interest paid on the note is not income that is effectively connected with a United States trade or business carried on by the non-U.S. holder (“ECI”) (and, if required by an applicable income tax treaty, is not attributable to a U.S. permanent establishment);

•

the non-U.S. holder does not actually or constructively (pursuant to the rules of Section 871(h)(3)(C) of the Code) own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote;

•	the non-U.S. holder is not a controlled foreign corporation related to us actually or constructively through the stock ownership rules under Section 864(d)(4) of the Code;

•	the non-U.S. holder is not a bank that is receiving the interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its business; and

•

the beneficial owner satisfies the certification requirements set forth in Section 871(h) or 881(c), as applicable, of the Code and the Treasury regulations issued thereunder by providing an appropriate IRS Form W-8 (or a suitable substitute or successor form or such other form as the IRS may prescribe) that has been properly completed and duly executed establishing its status as a non-U.S. person or by other means prescribed by the Secretary of the Treasury (or the non-U.S. holder holds the notes through one of certain foreign intermediaries or certain foreign partnerships, and the non-U.S. holder and the foreign intermediary or foreign partnership satisfies the certification requirements of applicable Treasury regulations).

If any of these conditions is not met, interest on the notes paid to a non-U.S. holder will generally be subject to U.S. federal income tax and withholding at a 30% rate unless (a) an applicable income tax treaty reduces or eliminates such tax, and the non-U.S. holder claims the benefit of that treaty by providing an IRS Form W-8BEN or IRS Form W-8BEN-E (or a suitable substitute or successor form or such other form as the IRS may prescribe) that has been properly completed and duly executed, or (b) the interest is ECI and the non-U.S. holder complies with applicable certification requirements by providing an IRS Form W-8ECI (or a suitable substitute or successor form or such other form as the IRS may prescribe) that has been properly completed and duly executed.

If the interest on the notes is ECI, the non-U.S. holder will be required to pay U.S. federal income tax on that interest on a net income basis generally in the same manner as a U.S. holder (and the 30% withholding tax described above will not apply, provided the appropriate statement is provided to us or the applicable withholding agent). If a non-U.S. holder is eligible for the benefits of any income tax treaty between the United States and its country of residence, any interest income that is ECI will be subject to U.S. federal income tax in the manner specified by the treaty and will generally be subject to U.S. federal income tax only if such income is attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder in the United States and the non-U.S. holder claims the benefit of the treaty by providing a Form W-8BEN or a Form W-8BEN-E (or a suitable substitute or successor form or such other form as the IRS may prescribe) that has been properly completed and duly executed. In addition, interest received by a corporate non-U.S. holder that is ECI may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate, or, if applicable, a lower treaty rate.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of the Notes

Subject to the discussion of backup withholding and FATCA below, a non-U.S. holder will generally not be subject to U.S. federal income tax on any gain realized on a sale, exchange, redemption, retirement or other taxable disposition of the notes unless:

•

the gain is effectively connected with the conduct of a trade or business within the United States by the non-U.S. holder (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment), or

•

in the case of a non-U.S. holder who is a nonresident alien individual and holds the note as a capital asset, he or she is present in the United States for 183 or more days in the taxable year and certain other requirements are met.

If a non-U.S. holder falls under the first of these exceptions, it will be taxed on the net gain derived from the disposition under the graduated U.S. federal income tax rates that are applicable to U.S. holders and, if the non-U.S. holder is a foreign corporation, it may also be subject to the branch profits tax described above. Even though the ECI will be subject to U.S. federal income tax, and possibly subject to the branch profits tax, it will not be subject to withholding if the non-U.S. holder delivers an appropriate IRS Form W-8ECI (or a suitable substitute or successor form or such other form as the IRS may prescribe) that has been properly completed and duly executed to us or our agent.

If an individual non-U.S. holder falls under the second of these exceptions, he or she generally will be subject to U.S. federal income tax at a rate of 30% on the amount by which the gain derived from the disposition exceeds such holder’s capital losses allocable to sources within the United States for the taxable year of the sale.

Backup Withholding and Information Reporting

Generally, the amount of interest paid to a non-U.S. holder and the amount of tax, if any, withheld with respect to those payments must be reported annually to the IRS and to the non-U.S. holder. Copies of the information returns reporting such interest and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty. Backup withholding will generally not apply to payments of interest on the notes if a non-U.S. holder certifies its status as a non-U.S. person under penalties of perjury or otherwise establishes an exemption (provided that the payor does not have actual knowledge that the non-U.S. holder is a U.S. person or that the conditions of any other exemptions are not in fact satisfied).

The payment of the proceeds of the disposition of notes to or through the United States office of a United States or foreign broker will be subject to information reporting and, depending on the circumstances, backup withholding unless the non-U.S. holder provides the certification described above or otherwise establishes an exemption (and the payor does not have actual knowledge that the non-U.S. holder is a U.S. person or that the conditions of any other exemptions are not in fact satisfied). The proceeds of a disposition effected outside the United States by a non-U.S. holder of the notes to or through a foreign office of a broker generally will not be subject to backup withholding or information reporting. However, if that broker is, for United States federal income tax purposes, a U.S. person, a controlled foreign corporation, a foreign person 50% or more of whose gross income from all sources for certain periods is effectively connected with a trade or business in the United States, or a foreign partnership that is engaged in the conduct of a trade or business in the United States or that has one or more partners that are U.S. persons who in the aggregate hold more than 50% of the income or capital interests in the partnership, information reporting requirements will apply unless that broker has documentary evidence in its files of such non-U.S. holder’s status as a non-U.S. person and has no actual knowledge to the contrary or unless the non-U.S. holder otherwise establishes an exemption.

Any amounts withheld from a payment to a non-U.S. holder under the backup withholding rules will be allowed as a credit against its U.S. federal income tax liability and may entitle it to a refund, provided it timely furnishes the required information to the IRS.

FATCA Withholding Taxes

Under provisions commonly referred to as “FATCA,” a 30% withholding tax may be imposed on interest (including original issue discount) on notes issued to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder) and certain other non-financial foreign entities. Additionally, a 30% withholding may apply to gross proceeds from the disposition of such notes; however, proposed Treasury regulations eliminate this 30% withholding tax on payments of gross proceeds. Taxpayers may rely on these proposed Treasury regulations until final Treasury regulations are issued. There can be no assurance that final Treasury regulations will provide an exception from FATCA for gross proceeds.

Withholding under FATCA generally will not apply where such payments are made to (1) a foreign financial institution that undertakes, under either an agreement with the U.S. Treasury or pursuant to an intergovernmental agreement between the jurisdiction in which it is a resident and the U.S. Treasury, to generally identify accounts held by certain U.S. persons and foreign entities with substantial U.S. owners, annually report certain information about such accounts and withhold 30% on payments made to non-compliant foreign financial institutions and certain other account holders, (2) a non-financial foreign entity that either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner, or (3) a foreign financial institution or a non-financial foreign entity that otherwise qualifies for an exemption from these rules.

Prospective investors should consult their tax advisors regarding FATCA and the regulations thereunder.

The U.S. federal tax discussion set forth above as to both U.S. holders and non-U.S. holders is included for general information only and may not be applicable depending upon a prospective investor’s particular situation. Prospective investors should consult their tax advisors with respect to the tax consequences to them of the ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in U.S. federal or other tax laws.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of the notes by (i) employee benefit plans to which Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), applies, (ii) plans, individual retirement accounts and other arrangements to which Section 4975 of the Code applies, (iii) plans or arrangements to which the provisions of any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (“Similar Laws”), apply, and (iv) entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements described in clauses (i) through (iii) (each of the foregoing in clauses (i) through (iv) is referred to hereunder as a “Plan”).

Each fiduciary of a Plan should consider the fiduciary standards of ERISA or any applicable Similar Laws in the context of the Plan’s particular circumstances before authorizing an investment in the notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA or any applicable Similar Laws and would be consistent with the documents and instruments governing the Plan.

In addition, Section 406 of ERISA and Section 4975 of the Code prohibit Plans subject to such provisions (“ERISA Plans”) from engaging in certain transactions involving assets of ERISA Plans with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the ERISA Plans. A violation of these “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption. In addition, a fiduciary of the ERISA Plan that engages in a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code could arise if the notes were acquired by an ERISA Plan with respect to which we, an underwriter or any of our or their affiliates is a party in interest or a disqualified person. For example, if we are a party in interest or disqualified person with respect to an investing ERISA Plan (either directly or by reason of our ownership of our subsidiaries), an extension of credit prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code between the investing ERISA Plan and us may be deemed to occur, unless exemptive relief were available under an applicable exemption (see below).

In this regard, certain prohibited transaction class exemptions, or PTCEs, issued by the United States Department of Labor, as well as certain statutory exemptions available under ERISA and the Code, may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding or disposition of the notes. Those class and statutory exemptions include:

•	PTCE 96-23—for certain transactions determined by in-house asset managers;

•	PTCE 95-60—for certain transactions involving insurance company general accounts;

•	PTCE 91-38—for certain transactions involving bank collective investment funds;

•	PTCE 90-1—for certain transactions involving insurance company separate accounts;

•	PTCE 84-14—for certain transactions determined by independent qualified professional asset managers; and

•	Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code—statutory exemption for certain transactions with service providers.

There can be no assurance, however, that any of these exemptions or any other exemptions will be available with respect to any particular transaction involving the notes.

Governmental plans, certain church plans, and non-U.S. plans, while not subject to the fiduciary responsibility or prohibited transaction provisions of ERISA or Section 4975 of the Code, may nevertheless be subject to Similar Laws. Fiduciaries of any such plans should consult with their counsel regarding the application of any Similar Law to an investment in the notes before purchasing the notes.

Because of the possibility that direct or indirect prohibited transactions or violations of Similar Laws could occur as a result of the purchase, holding or disposition of the notes by a Plan, the notes may not be purchased by any Plan, or any person investing the assets of any Plan, unless its purchase, holding and disposition of the notes will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or in a violation of any Similar Laws. Each purchaser or holder of the notes or any interest in the notes will be deemed to have represented in its fiduciary and its corporate capacity by its purchase and holding of the notes that either:

•	it is not a Plan and is not purchasing the notes or interest in the notes on behalf of or with the assets of any Plan; or

•

its purchase, holding and disposition of the notes or interest in the notes will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or in a violation of any Similar Laws.

In addition, any purchaser that is a Plan or that is acquiring the notes on behalf of a Plan, including any fiduciary purchasing on behalf of a Plan, will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the notes that (a) neither we, the indenture trustee nor the underwriters, nor any of our or their affiliates or representatives (collectively, the “Sellers” and each a “Seller”) is a “fiduciary” (as defined in Section 3(21) of ERISA or Section 4975(e)(3) of the Code or any Similar Law) to such Plan with respect to the purchase, holding or disposition of the notes, or as a result of any exercise by any Seller of any rights in connection with the notes, (b) no Seller has provided any investment advice or will provide any investment advice to the Plan, with respect to the purchase, holding or disposition of the notes or the transactions contemplated by the notes, and (c) such purchaser acknowledges and agrees that any communication from any Seller to the purchaser with respect to the notes is not intended by any Seller to be investment advice and is rendered in its capacity as a seller of such notes and not as a fiduciary, as defined in Section 3(21) of ERISA or Section 4975(e)(3) of the Code or any Similar Law, to such purchaser, in each case, unless a statutory or administrative exemption applies (all of the applicable conditions of which are satisfied) or the transaction is not otherwise prohibited.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties imposed upon persons involved in non-exempt prohibited transactions, it is important that any person considering the purchase of notes on behalf of or with the assets of any Plan consult with its counsel regarding the consequences under ERISA, the Code and any applicable Similar Laws of the acquisition, ownership and disposition of notes, whether any exemption would be applicable, and whether all conditions of such exemption have been satisfied such that the acquisition, holding and disposition of the notes by the Plan are entitled to full exemptive relief thereunder.

Nothing herein shall be construed as, and the sale of notes to a Plan is in no respect, a representation by any Seller that any investment in the notes would meet any or all of the relevant legal requirements with respect to investment by, or is appropriate for, Plans generally or any particular Plan.

UNDERWRITING (CONFLICT OF INTEREST)

Under the terms and subject to the conditions contained in an underwriting agreement, dated September 9, 2026, we have agreed to sell to the underwriters named below, for whom Barclays Bank PLC, Deutsche Bank AG, London Branch, Goldman Sachs & Co. LLC and Morgan Stanley & Co. International plc and Capital One Securities, Inc. are acting as representatives, and the underwriters have severally agreed to purchase the respective principal amounts of the notes set forth opposite their names below:

	Principal Amount of 2032 notes	Principal Amount of 2037 notes
Underwriters
Barclays Bank PLC	€168,750,000	€168,750,000
Deutsche Bank AG, London Branch	€168,750,000	€168,750,000
Goldman Sachs & Co. LLC	€168,750,000	€168,750,000
Morgan Stanley & Co. International plc	€168,750,000	€168,750,000
Capital One Securities, Inc.	€37,500,000	€37,500,000
Academy Securities, Inc.	€9,375,000	€9,375,000
R. Seelaus & Co., LLC	€9,375,000	€9,375,000
Samuel A. Ramirez & Company, Inc.	€9,375,000	€9,375,000
Siebert Williams Shank & Co., LLC	€9,375,000	€9,375,000

Total	€750,000,000	€750,000,000

The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes are subject to, among other things, the approval of certain legal matters by their counsel and certain other conditions. The underwriters are obligated to purchase all of the notes offered by us if they purchase any of the notes. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The underwriters initially propose to offer the notes directly to the public at the public offering prices that appear on the cover page of this prospectus supplement and to certain dealers at those prices less a selling concession not in excess of 0.210% of the principal amount per 2032 note, and not in excess of 0.270% of the principal amount per 2037 note. Any underwriter may allow, and such dealers may reallow, a selling concession not in excess of 0.100% of the principal amount per 2032 note, and not in excess of 0.150% of the principal amount per 2037 note, to certain other brokers or dealers. After the initial offering of the notes to the public, the underwriters may vary the offering prices and other selling terms of the notes from time to time. Sales of notes made outside of the United States may be made by affiliates of the underwriters.

We estimate that our total expenses for this offering, excluding the underwriting discounts and commissions, will be approximately €2.9 million.

We have agreed to indemnify the several underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

The notes are new issues of securities with no established trading market. We intend to apply to list each series of notes on the NYSE. Currently there is no public market for either series of notes. The listing application will be subject to approval by the NYSE. We currently expect trading in the notes on the NYSE to begin within 30 days after the original issue date. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist either series of notes at any time. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. No assurance can be given as to the liquidity of the trading market for the notes or that an active public market for such notes will develop. If an active public market for such notes does not develop, the market price and liquidity of such notes may be adversely affected.

In connection with the offering of the notes, Goldman Sachs & Co. LLC, in its role as Stabilizing Manager (or any person acting on behalf of the Stabilizing Manager) may over-allot notes or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. There is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake any stabilization action. The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters, in covering syndicate short positions or making stabilizing purchases, repurchase notes originally sold by that syndicate member. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the notes is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue date of the notes and 60 days after the date of the allotment of the notes. Any stabilization action or over-allotment must be conducted by the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) in accordance with all applicable laws and rules.

Any of these activities may have the effect of preventing or delaying a decline on the market price of the notes. They may also cause the prices of the notes to be higher than the prices that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise. If the underwriters engage in any of these transactions, they may discontinue any of them at any time, without notice. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the issuer, for which they have in the past received, and may in the future receive, customary fees and expenses.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates have made or held, and may in the future make or hold, a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and may have actively traded, and, in the future may actively trade, debt and equity securities (or related derivative securities), and financial instruments (including bank loans) for their own account and for the accounts of their customers and may have in the past and at any time in the future hold long and short positions in such securities and instruments. Such investment and securities activities may have involved, and in the future may involve, securities and instruments of Capital One. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

One of the underwriters, Capital One Securities, Inc., is our affiliate. The distribution arrangements for this offering comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s participation in the distribution of securities of an affiliate. In accordance with Rule 5121, no FINRA member firm that has a conflict of interest under Rule 5121 may make sales in this offering to any discretionary account without the prior approval of the customer. Capital One Securities, Inc. may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the notes in the secondary market. Capital One Securities, Inc. may act as principal or agent in those transactions. Secondary market sales will be made at prices related to market prices at the time of sale. Capital One Securities, Inc. is not primarily responsible for managing this offering.

We expect to deliver the notes against payment for the notes on or about the date specified in the second to last paragraph of the cover page of this prospectus supplement, which is the fourth business day following the date of the pricing of the notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to one business day before delivery of the notes will be required by virtue of the fact that the notes initially will settle in four business days to specify alternative settlement arrangements to prevent a failed settlement.

Selling Restrictions

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.

The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of notes may be made to the public in that Relevant Member State other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of notes shall require us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

This prospectus supplement has been prepared on the basis that any offer of notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case, in relation to such offer. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of notes in circumstances in which an obligation arises for us or the underwriters to publish or supplement a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

Hong Kong

The notes may not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made under that Ordinance or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32, Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of the issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the notes which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) or any rules made under that Ordinance.

Japan

No securities registration statement has been filed under Article 4, Paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (“FIEL”) in relation to the notes. The notes are being offered in a private placement to “qualified institutional investors” (tekikaku-kikantoshika) under Article 10 of the Cabinet Office Ordinance concerning Definitions provided in Article 2 of the FIEL (the Ministry of Finance Ordinance No. 14, as amended) (“QIIs”), under Article 2, Paragraph 3, Item 2 i of the FIEL. Any QII acquiring the notes in this offer may not transfer or resell those notes except to other QIIs. Accordingly, the notes are not being offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan (which term as used herein means any person or entity resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or resale, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan except for the private placement above pursuant to an exemption from the registration requirements of the FIEL and in compliance with any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Korea

The notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Korea Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The notes have not been registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the notes may not be resold to Korean residents unless the purchaser of the notes complies with all applicable regulatory requirements

(including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the notes.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Singapore Securities and Futures Act Product Classification – Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Taiwan

The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

United Kingdom

This prospectus supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in paragraph 15 of Schedule 1 to the POATRs (as defined below)) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies falling within Article 49(2)(a) to (d) of the Order or persons to whom it may otherwise be lawfully communicated (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

No offer of notes may be made to the public in the United Kingdom other than:

•	to any legal entity which is a qualified investor as defined in paragraph 15 of Schedule 1 to the POATRs;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined in paragraph 15 of Schedule 1 to the POATRs), subject to obtaining the prior consent of the underwriters; or

•	in any other circumstances falling within Part 1 of Schedule 1 to the POATRs.

This prospectus supplement has been prepared on the basis that any offer of notes in the United Kingdom will be made in circumstances falling within Part 1 of Schedule 1 to the POATRs. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of notes in circumstances that do not fall within Part 1 of Schedule 1 to the POATRs.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any notes in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to buy or subscribe the notes and the expression “POATRs” means the Public Offers and Admissions to Trading Regulations 2024.

Each underwriter has agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

VALIDITY OF THE NOTES

The validity of the notes will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Mayer Brown LLP, New York, New York, will pass upon certain matters for the underwriters.

EXPERTS

Ernst & Young LLP, an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of our internal control over financial reporting as of December 31, 2025, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

The financial statements of Discover Financial Services as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus supplement by reference to our Current Report on Form 8-K/A filed with the SEC on May 22, 2025, and the effectiveness of Discover Financial Services’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement (File No. 333-277813) we have filed with the SEC under the Securities Act. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities described in this prospectus supplement. The SEC’s rules and regulations allow us to omit certain information included in the registration statement from this prospectus supplement.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may view the registration statement, reports, proxy statements and other information that we have filed electronically with the SEC at the SEC’s website at www.sec.gov and through our website at www.capitalone.com.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement. Any information incorporated by reference in this prospectus supplement that we file with the SEC after the date of this prospectus supplement will automatically update and supersede information contained in this prospectus supplement.

We are incorporating by reference in this prospectus supplement the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, provided, however, that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, except as may be specified below:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on February  19, 2026 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed on March 25, 2026, incorporated by reference therein);

•	our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2026, filed on May 7, 2026 and the quarterly period ended June 30, 2026, filed on July 28, 2026; and

•

our Current Reports on Form 8-K or Form 8-K/A, as applicable, filed on May  22, 2025, January 22, 2026 (Item 3.02 only) (Film No.  26552258), February  2, 2026, February  6, 2026, April  7, 2026, April  23, 2026, May  8, 2026, June  9, 2026, August  20, 2026, and September 1, 2026.

You can obtain copies of documents incorporated by reference in this prospectus supplement, without charge, by requesting them from us by telephone at (703) 720-2455 or via email at investorrelations@capitalone.com. We have not, and the underwriters have not, authorized any other person to provide you with information different from, or in addition to, that contained in or incorporated by reference in this prospectus supplement (including any related free writing prospectus prepared by us or on our behalf, if any) and the accompanying prospectus. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

Our principal executive office is located at 1680 Capital One Drive, McLean, Virginia 22102 (telephone number (703) 720-1000). We maintain a website at www.capitalone.com. The information on our website is not part of this prospectus supplement nor is it incorporated by reference.

PROSPECTUS

Capital One Financial Corporation

Senior Debt Securities

Subordinated Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Purchase Contracts

Warrants

Units

Capital One Financial Corporation from time to time may issue and offer to sell, and selling securityholders may offer to resell, the senior or subordinated debt securities, preferred stock, either separately or represented by depositary shares, common stock, purchase contracts, warrants or units described in this prospectus, which we refer to collectively as our securities.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus and, if applicable, in the information incorporated by reference in this prospectus and the prospectus supplement and related free writing prospectuses at the time of offering. You should read this prospectus, each applicable prospectus supplement, the information incorporated by reference, and any related free writing prospectuses carefully before you make your investment decision.

Our common stock is listed on the New York Stock Exchange under the symbol “COF.”

Investing in our securities involves risks. Before buying our securities, you should carefully read and consider the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus and in any accompanying prospectus supplement from our filings made with the Securities and Exchange Commission. See the section entitled “Risk Factors” on page 7 of this prospectus.

This prospectus may not be used to sell any of the securities unless it is accompanied by a prospectus supplement.

These securities are not deposits or savings accounts or other obligations of a bank. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 11, 2024.

i

ABOUT THIS PROSPECTUS

In this prospectus, “we,” “our,” “us,” or the “Corporation,” each refer to Capital One Financial Corporation.

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer,” as defined under Rule 405 under the Securities Act of 1933 (the “Securities Act”). Under this shelf registration process, we or any selling security holders to be named in a prospectus supplement may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings in amounts, at prices and on terms that will be determined at the time of the offering.

This prospectus provides you with a general description of the securities that we or any selling security holders to be named in a prospectus supplement may offer. You should read both this prospectus and any prospectus supplement together with any related free writing prospectuses and the additional information described under the heading “Where You Can Find More Information.” We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information contained in or incorporated by reference in this prospectus, any prospectus supplement or any such free writing prospectus is accurate only as of their respective dates or on the date or dates which are specified in such documents, and that any information in documents that we incorporate by reference is accurate only as of the date of such document incorporated by reference.

All pro forma financial statements and other pro forma information incorporated by reference herein has been prepared on the basis of certain assumptions and estimates and is subject to other uncertainties and does not purport to reflect what our actual results of operations or financial condition or this other pro forma information would have been had the Transaction (as defined below) been consummated on the dates assumed for purposes of such pro forma financial statements and information or to be indicative of our financial condition, results of operations or metrics as of or for any future date or period.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). From time to time, we have made and will make forward-looking statements, including those that discuss, among other things: strategies, goals, outlook or other non-historical matters; projections, revenues, income, returns, expenses, assets, liabilities, capital and liquidity measures, capital allocation plans, accruals for claims in litigation and for other claims against us; earnings per share, efficiency ratio, operating efficiency ratio or other financial measures for us; future financial and operating results; our plans, objectives, expectations and intentions; and the assumptions that underlie these matters. Forward-looking statements often use words such as “will,” “anticipate,” “target,” “expect,” “think,” “estimate,” “intend,” “plan,” “goal,” “believe,” “forecast,” “outlook” or other words of similar meaning. We have based these forward-looking statements on our current plans, estimates and projections, and you should not unduly rely on them. To the extent that any of the information in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein is forward-looking, it is intended to fit within the safe harbor for forward-looking information provided by the Private Securities Litigation Reform Act of 1995.

Numerous factors could cause our actual results to differ materially from those described in such forward-looking statements, including, among other things:

•

risks relating to the pending acquisition (the “Transaction”) of Discover Financial Services (“Discover”), including the risk that the cost savings and any revenue synergies from the Transaction may not be fully realized or may take longer than anticipated to be realized; disruption to our business and to Discover’s business as a result of the announcement and pendency of the Transaction; the risk that the integration of Discover’s business and operations into ours, including into our compliance management program, will be materially delayed or will be more costly or difficult than expected, or that we are otherwise unable to successfully integrate Discover’s business into ours, including as a result of unexpected factors or events; the failure to obtain the necessary approvals by our stockholders or by the stockholders of Discover; our ability and the ability of Discover to obtain required governmental approvals of the Transaction on the timeline expected, or at all, and the risk that such approvals may result in the imposition of conditions that could adversely affect us after the closing of the Transaction or adversely affect the expected benefits of the Transaction; reputational risk and the reaction of customers, suppliers, employees or other business partners of ours or of Discover to the Transaction; the failure of the closing conditions in the agreement and plan of merger entered into in connection with the Transaction (the “Merger Agreement”) to be satisfied, or any unexpected delay in closing the Transaction or the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the dilution caused by our issuance of additional shares of our common stock in the Transaction; the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; risks related to management and oversight of our expanded business and operations following the Transaction due to the increased size and complexity of our business; the possibility of increased scrutiny by, and/or additional regulatory requirements of, governmental authorities as a result of the Transaction or the size, scope and complexity of our business operations following the Transaction; the outcome of any legal or regulatory proceedings that may be currently pending or later instituted against us (before or after the Transaction) or against Discover; and other factors that may affect our future results or the future results of Discover;

•	the financial information of Discover and the pro forma financial information of Discover incorporated by reference herein may not be indicative of future results or our financial condition;

•

changes and instability in the macroeconomic environment, resulting from factors that include, but are not limited to monetary policy actions, geopolitical conflicts or instability, labor shortages, government shutdowns, inflation and deflation, potential recessions, lower demand for credit, changes in deposit practices and payment patterns;

•	increases or fluctuations in credit losses and delinquencies and the impact of incorrectly estimated expected losses, which could result in inadequate reserves;

•	compliance with new and existing domestic and foreign laws, regulations and regulatory expectations;

•	limitations on our ability to receive dividends from our subsidiaries;

•

our ability to maintain adequate capital or liquidity levels or to comply with revised capital or liquidity requirements, which could have a negative impact on our financial results and our ability to return capital to our stockholders;

•	the extensive use, reliability, and accuracy of the models, artificial intelligence (“AI”), and data on which we rely;

•

increased costs, reductions in revenue, reputational damage, legal exposure and business disruptions that can result from a cyber-attack or other security incident on us or third parties (including their supply chains) with which we conduct business, including an incident that results in the theft, loss, manipulation or misuse of information, or the disabling of systems and access to information critical to business operations;

•	developments, changes or actions relating to any litigation, governmental investigation or regulatory enforcement action or matter involving us;

•	the amount and rate of deposit growth and changes in deposit costs;

•	our ability to execute on our strategic initiatives and operational plans;

•	our response to competitive pressures;

•

our business, financial condition and results of operations may be adversely affected by merchants’ efforts to reduce the fees charged by credit and debit card networks to facilitate card transactions, and by legislation and regulation impacting such fees;

•	our success in integrating acquired businesses and loan portfolios, and our ability to realize anticipated benefits from announced transactions and strategic partnerships;

•	our ability to develop, operate, and adapt our operational, technology and organizational infrastructure suitable for the nature of our business;

•	the success of our marketing efforts in attracting and retaining customers;

•	our risk management strategies;

•	changes in the reputation of, or expectations regarding, us or the financial services industry with respect to practices, products, services or financial condition;

•	fluctuations in interest rates or volatility in the capital markets;

•	our ability to attract, develop, retain and motivate key senior leaders and skilled employees;

•	climate change manifesting as physical or transition risks;

•	our assumptions or estimates in our financial statements;

•	the soundness of other financial institutions and other third parties, actual or perceived;

•	our ability to invest successfully in and introduce digital and other technological developments across all our businesses;

•	a downgrade in our credit ratings;

•	our ability to manage risks from catastrophic events;

•

compliance with applicable laws and regulations related to privacy, data protection and data security, in addition to compliance with our own privacy policies and contractual obligations to third parties;

•	our ability to protect our intellectual property; and

•	other risk factors identified from time to time in our public disclosures, including in the reports that we file with the SEC.

You should carefully consider the factors referred to above in evaluating these forward-looking statements.

When considering these forward-looking statements, you should keep in mind these risks, uncertainties and other cautionary statements made in this prospectus, any accompanying prospectus supplement and in the documents incorporated by reference. For additional information that you should consider carefully in evaluating these forward-looking statements, see the section entitled “Risk Factors” on page 7 of this prospectus as well as the factors set forth under the “Risk Factors” section in any accompanying prospectus supplement and in any other documents incorporated or deemed to be incorporated by reference therein or herein, including our Annual Report on Form 10-K for the year ended December 31, 2023, as such discussion may be amended or updated by other reports filed by us with the SEC.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risk factors referred to above. Our future performance and actual results may differ materially from those expressed in forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. Any forward-looking statements made by us or on our behalf speak only as of the date they are made or as of the date indicated, and we do not undertake any obligation to update forward-looking statements as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we have filed with the SEC under the Securities Act. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities described in this prospectus. The SEC’s rules and regulations allow us to omit certain information included in the registration statement from this prospectus.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may view the registration statement, reports, proxy statements and other information that we have filed electronically with the SEC at the SEC’s website at www.sec.gov and through our website at www.capitalone.com. The information on our website is not part of this prospectus nor is it incorporated by reference.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus and any prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus and any prospectus supplement. Any information incorporated by reference in this prospectus that we file with the SEC after the date of this prospectus and any information incorporated by reference in any prospectus supplement will automatically update and supersede information contained in this prospectus and any prospectus supplement. Our SEC file number is 001-13300.

We are incorporating by reference in this prospectus the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, provided, however, that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, except as may be specified below:

•

our Annual Report on Form  10-K for the fiscal year ended December 31, 2023, filed on February 23, 2024 (including the portions of our Definitive Proxy Statement on Schedule 14A for our 2024 annual meeting of stockholders, incorporated by reference therein);

•	our Current Reports on Form 8-K filed on February 1, 2024, February 5, 2024, February 20, 2024, February 22, 2024, February 29, 2024 and March 11, 2024; and

•	the description of our common stock on Amendment No. 1 to Form 8-A, dated October 17, 1994.

You can obtain copies of documents incorporated by reference in this prospectus, without charge, by requesting them from us by telephone at (703) 720-2455 or via email at investorrelations@capitalone.com. Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed information that is or is considered to be incorporated by reference modifies or supersedes such statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute part of this prospectus.

Our principal executive office is located at 1680 Capital One Drive, McLean, Virginia 22102 (telephone number (703) 720-1000). We maintain a website at www.capitalone.com. The information on our website is not part of this prospectus nor is it incorporated by reference.

USE OF PROCEEDS

Except as otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes in the ordinary course of our business. General corporate purposes may include repayment of debt, redemptions and repurchases of shares of our common stock and of our other securities, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries.

RISK FACTORS

Investing in our securities involves risks. Before you decide whether to purchase any of our securities, you should consider carefully the risks and other information in this prospectus and any accompanying prospectus supplement and carefully read the risks described in the documents incorporated by reference in this prospectus and any accompanying prospectus supplement, including the discussion under the “Risk Factors” section in our most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q, as such discussion may be amended or updated in other reports filed by us with the SEC. If any of these risks were to materialize, it could adversely affect our business, results of operations, liquidity and financial condition and could cause the value of our securities to decline. If applicable, we will include in any prospectus supplement a description of significant additional risks specific to investing in the offering described therein.

DESCRIPTION OF DEBT SECURITIES

We may from time to time issue debt securities which will be our direct unsecured general obligations. These debt securities are described below and will be senior debt securities or subordinated debt securities and any senior or subordinated debt securities that may be part of a unit, all of which are called debt securities. The senior debt securities will be issued under an indenture between us and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (as successor to Harris Trust and Savings Bank), as trustee (the “senior debt trustee”), dated as of November 1, 1996 (the “senior debt indenture”), as supplemented by the first supplemental indenture between us and the senior debt trustee, dated as of November 2, 2021 (the “supplemental indenture” and together, with the senior debt indenture, the “senior indenture”), and the subordinated debt securities will be issued under an indenture between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “subordinated debt trustee” and together with the senior debt trustee, the “indenture trustees”), dated as of August 29, 2006 (the “subordinated indenture” and together with the senior indenture, the “indentures”), subject in each case to such amendments or supplemental indentures as may be adopted from time to time.

We have summarized selected provisions of the indentures below. The summary is not complete and does not describe every aspect of the indentures. A copy of each of the senior indenture and the subordinated indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and has been qualified as an indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also consider applicable provisions of the Trust Indenture Act. In the summary below, we have included references to section numbers so that you can easily locate these provisions. The particular terms of any debt securities we offer will be described in the related prospectus supplement, along with any applicable modifications of or additions to the general terms of the debt securities described below and in the indentures. For a description of the terms of any series of debt securities, you should also review both the prospectus supplement relating to that series and the description of the debt securities set forth in this prospectus before making an investment decision. Capitalized terms used in the summary have the meanings specified in the applicable indenture.

As of December 31, 2023, we had $31.2 billion in senior and subordinated notes outstanding that mature in varying amounts from 2024 to 2034, of which $27.5 billion in aggregate outstanding amount was senior debt securities and $3.7 billion in aggregate outstanding amount was subordinated debt securities. $431 million in senior and subordinated debt securities was issued by our principal operating subsidiary, Capital One, National Association (“CONA”).

General

The debt securities will be our direct unsecured obligations. The indentures do not significantly limit our operations. In particular, they do not:

•	limit the amount of debt securities that we can issue under the indentures;

•	limit the number of series of debt securities that we can issue from time to time;

•	limit or otherwise restrict the total amount of debt that we or our subsidiaries may incur or the amount of other securities that we may issue;

•	require us or an acquiror to repurchase debt securities in the event of a “change in control;” or

•

contain any covenant or other provision that is specifically intended to afford any holder of the debt securities any protection in the event of highly leveraged transactions or similar transactions involving us or our subsidiaries.

The senior debt securities will rank equally with all of our other unsecured unsubordinated indebtedness. The subordinated debt securities will have a position junior to all of our senior indebtedness.

Because we are a holding company, dividends and fees from our subsidiaries are our principal source of revenues from which to repay the debt securities. Our subsidiaries engaged in the banking or credit card business can only pay dividends if they are in compliance with applicable United States federal and state regulatory requirements. Our right to participate in any asset distribution of any of our subsidiaries, including CONA, on liquidation, reorganization or otherwise, will rank junior to the rights of all creditors of that subsidiary (except to the extent that we may ourselves be an unsubordinated creditor of that subsidiary). As a result, the rights of holders of debt securities to benefit from those distributions will also be junior to the rights of all creditors of our subsidiaries. Consequently, the debt securities will be effectively subordinated to all liabilities of our subsidiaries. CONA is subject to claims by creditors for long-term and short-term debt obligations, including deposit liabilities, obligations for federal funds purchased and securities sold under repurchase agreements. There are also various legal limitations on the extent to which CONA may pay dividends or otherwise supply funds to us or our other affiliates.

Terms

A prospectus supplement relating to the offering of any series of debt securities will include specific terms relating to the offering. These terms will include some or all of the following (unless specified otherwise or in context, section references are to sections of both the senior indenture and subordinated indenture):

•	the title, series, form and type of the offered debt securities;

•	whether the offered debt securities will be senior or subordinated debt;

•	the indenture under which the offered debt securities are being issued;

•	whether the offered debt securities are to be issued in registered form, bearer form or both;

•	the aggregate principal amount of the offered debt securities and any limit upon the aggregate principal amount of the debt securities of such title or series;

•

the date or dates (including the maturity date) or method, if any, for determining such dates, on which the principal of the offered debt securities will be payable (and any provisions relating to extending or shortening the date on which the principal of the offered debt securities is payable);

•

the interest rate, or method, if any, for determining the interest rate, the date or dates from which interest will accrue, or method, if any, for determining such dates, the interest payment dates, if any, on which interest will be payable, and whether and under what circumstances additional amounts on the offered debt securities will be payable; the manner in which payments with respect to the offered debt securities will be made; and the place or places where principal of, premium, if any, interest on and additional amount, if any, will be payable;

•	whether the offered debt securities are redeemable at our option, and if so, the periods, prices, and other terms regarding such optional redemption;

•

whether we are obligated to redeem or repurchase the offered debt securities pursuant to any sinking fund or at the option of any holder thereof and, if so, the periods, prices, and other terms regarding such repurchase or redemption;

•	the denominations in which the offered debt securities will be issuable;

•

if other than the principal amount, the portion of the principal amount of the offered debt securities payable upon the acceleration of the maturity date or the method by which such portion is to be determined;

•

the currency for payment of principal, premium, interest and any additional amount with respect to the offered debt securities, whether the principal of, premium, if any, interest on or additional amount, if any, with respect to the offered debt securities are to be payable, at our election or any holder’s election, in a currency other than that in which the offered debt securities are denominated, the period in which that election may be made and the time and manner of determining the applicable exchange rate;

•	the percentage of the principal amount or price at which the offered debt securities will be issued;

•

whether the amount of payments of principal of, premium, if any, interest on, or additional amount, if any, with respect to the offered debt securities may be determined by reference to an index, formula or other method, and if so, the terms and conditions and the manner in which such amounts will be determined and paid or payable;

•	any changes to the covenants or additional events of default, covenant breaches or covenants;

•

whether and upon what terms the offered debt securities may be defeased (which means that we would be discharged from our obligations by depositing sufficient cash or government securities to pay the principal of, premium, if any, interest on, or additional amount, if any, due to the stated maturity date or a redemption date of the offered debt securities);

•	whether the offered debt securities will be convertible into our common stock and, if so, the initial conversion price, the periods and terms of the conversion or exchange; and

•	any other terms not inconsistent with the provisions of the indentures. (Section 301)

Form of the Debt Securities

The indentures provide that we may issue senior and subordinated debt securities in registered form, in bearer form or in both registered and bearer form. Unless we indicate otherwise in the applicable prospectus supplement, each series of senior and subordinated debt securities will be issued in registered form, without coupons. Holders of “registered form” securities will be listed on the applicable indenture trustee’s register for the applicable debt securities. (Sections 201 and 305)

Unless we indicate otherwise in the applicable prospectus supplement, we will issue senior and subordinated debt securities in registered form, without coupons, in denominations of $1,000 or any integral multiple of $1,000. Unless we indicate otherwise in the applicable prospectus supplement, we will issue senior and subordinated debt securities in bearer form in denominations of $5,000 or any integral multiple of $5,000. There will be no service charge for any registration of transfer, exchange, redemption, or conversion of senior and subordinated debt securities, but we or the applicable indenture trustee may require the holder to pay any tax or other governmental charge that may be imposed in connection with any registration of a transfer or exchange of the senior or subordinated debt securities, other than certain exchanges not involving any transfer. (Sections 302 and 305)

If we issue the debt securities in bearer form, the debt securities will have interest coupons attached. “Bearer form” securities are payable to whomever physically holds them from time to time. Debt securities in bearer form will not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than through offices of certain United States financial institutions located outside the United States. Purchasers of debt securities in bearer form will be subject to certification procedures and may be affected by United States tax law limitations. These procedures and limitations will be described in the applicable prospectus supplement.

Registration, Transfer, Payment and Paying Agent

Unless we indicate otherwise in the applicable prospectus supplement, payments on the debt securities will be made at our office or agency maintained for that purpose. We have appointed an agency in New York, New York to make payments on the debt securities; however, we may change our agent from time to time. Any transfer of the debt securities will be registerable at the same place. In addition, we may choose to pay interest by check mailed to the address in the security register of the person in whose name the debt security is registered at the close of business on the applicable record date. (Sections 1002 and 307)

Unless we indicate otherwise in the applicable prospectus supplement, any interest and any additional amounts with respect to any debt securities which is payable, but not punctually paid or duly provided for, may be paid to the holders as of a special record date fixed by the applicable indenture trustee or in any other lawful manner. (Section 307)

Unless we indicate otherwise in the applicable prospectus supplement, payments of principal of, premium, if any, and interest on debt securities in bearer form will be made at the office outside the United States specified in the applicable prospectus supplement and as we may designate from time to time. Payment can also be made by check or by transfer to an account maintained by the payee with a bank located outside the United States. Unless we indicate otherwise in the applicable prospectus supplement, payment on debt securities in bearer form will be made only if the holder surrenders the coupon relating to the interest payment date. We will not make any payments on any debt security in bearer form at any office or agency in the United States, by check mailed to any address in the United States or by transfer to any account maintained with a bank located in the United States. (Sections 1001 and 1002)

Global Debt Securities

Unless we indicate otherwise in the applicable prospectus supplement for a series of debt securities, each series of debt securities will be issued in global form, which means that we will deposit with the depositary identified in the applicable prospectus supplement (or its custodian) one or more certificates representing the entire series, as described below under “Book-Entry Procedures and Settlement.” Global debt securities may be issued in either temporary or permanent form. (Sections 201 and 203)

The applicable prospectus supplement will describe any limitations and restrictions relating to a series of global senior or subordinated debt securities.

Covenants

Under the senior indenture, we agree to the following:

•

Except as permitted as described in this prospectus under “Description of Debt Securities—Consolidation, Merger and Sale of Assets,” we will preserve and keep in full force and effect our corporate existence and the corporate existence of each of our significant subsidiaries (as defined below) and our rights (charter and statutory) and franchises and those of each of our significant subsidiaries. However, neither we nor any of our significant subsidiaries will be required to preserve any of these rights or franchises if we or the significant subsidiary, as the case may be, determine that the preservation of these rights or franchises is no longer desirable in the conduct of our or its business, as applicable, and that the loss of these rights or franchises is not disadvantageous in any material respect to the holders of the senior debt securities. (Section 1007);

•

The senior indenture contains a covenant by us limiting our ability to dispose of the voting stock of a significant subsidiary. A “significant subsidiary” is any of our majority-owned subsidiaries the consolidated assets of which (as reflected on our consolidated balance sheet) constitute 20% or more of our consolidated assets. This covenant generally provides that, except as permitted as described in this prospectus under “Description of Debt Securities—Consolidation, Merger and Sale of Assets,” as long as any of the senior debt securities are outstanding:

•

neither we nor any of our significant subsidiaries will sell, assign, transfer or otherwise dispose of the voting stock of a significant subsidiary or securities convertible into or options, warrants or rights to subscribe for or purchase such voting stock, and we will not permit a significant subsidiary to issue voting stock, or securities convertible into or options, warrants or rights to subscribe for or purchase such voting stock, in each case if, after giving effect to such transaction and to the issuance of the maximum number of shares of voting stock of the significant subsidiary issuable upon the exercise of all such convertibles securities, options, warrants or rights, such significant subsidiary would cease to be a controlled subsidiary (as defined below); and

•

we will not permit a significant subsidiary to merge or consolidate with or into any corporation unless the survivor is us or is, or upon consummation of the merger or consolidation will become, a controlled subsidiary, or to lease, sell or transfer all or substantially all of its properties and assets except to us or a controlled subsidiary or a person that upon such lease, sale or transfer will become a controlled subsidiary. (Section 1005).

A “controlled subsidiary” is a significant subsidiary at least 80% of the voting stock of which is owned by us and/or one or more of our controlled subsidiaries.

The limitations described above do not apply to certain transactions required by law, rule, regulation or governmental order (including as a condition to an acquisition of another entity by us) or to any sale or transfer of assets in a securitization transaction.

Under the subordinated indenture, we agree to the following:

•

Except as permitted as described in this prospectus under “Description of Debt Securities—Consolidation, Merger and Sale of Assets,” we will preserve and keep in full force and effect our corporate existence and our rights (charter and statutory) and franchises. However, we will not be required to preserve any of these rights or franchises if we determine that the preservation of these rights or franchises is no longer desirable in the conduct of our business and that the loss of these rights or franchises is not disadvantageous in any material respect to the holders of the subordinated debt securities. (Section 1007)

In addition, the senior indenture contains a covenant by us limiting our ability to create liens on the voting stock of a significant subsidiary. This covenant generally provides that, as long as any of the senior debt securities are outstanding, neither we nor any of our subsidiaries will create, assume or incur any pledge, encumbrance or lien, as security for indebtedness for borrowed money, upon a significant subsidiary’s voting stock, or upon securities convertible into or options, warrants or rights to subscribe for or purchase, a significant subsidiary’s voting stock, directly or indirectly, to secure indebtedness for borrowed money, if, treating such pledge, encumbrance or lien as a transfer of the significant subsidiary’s voting stock or securities convertible into or options, warrants or rights to subscribe for or purchase the significant subsidiary’s voting stock to the secured party (in each case after giving effect to such transaction and to the issuance of the maximum number of shares of voting stock of the significant subsidiary issuable upon the exercise of all such convertible securities, options, warrants or rights), the significant subsidiary would not continue to be a controlled subsidiary, unless the senior debt securities are equally and ratably secured with any and all such indebtedness by this pledge, encumbrance or lien. (Section 1006)

Subordination of Subordinated Debt Securities

Unless we indicate otherwise in the applicable prospectus supplement, the following provisions will apply to subordinated debt securities. Section references are to sections of the subordinated indenture.

Subordinated debt securities will be subordinated in right of payment to all “senior indebtedness,” as defined below. Payments on subordinated debt securities also will be effectively subordinated if:

•	we are involved in insolvency, bankruptcy or similar proceedings;

•

the maturity of any series of our subordinated debt securities is accelerated because of certain events of bankruptcy, insolvency or reorganization of us or a major depositary institution subsidiary; or

•

we fail to pay the principal of, premium, if any, or interest on any senior indebtedness when due, or an event of default occurs and is continuing with respect to any senior indebtedness permitting the holders of such senior indebtedness to declare the senior indebtedness due and payable prior to the date on which it would otherwise have become due and payable. (Section 1601)

Because of this subordination, some of our creditors may receive more, ratably, than holders of subordinated debt securities if we are insolvent.

After all payments have been made to the holders of senior indebtedness, any holders of subordinated debt securities will be subrogated to the rights of holders of senior indebtedness to receive payments or distributions of cash, property or securities from us applicable to such senior indebtedness until all amounts owing on the subordinated debt securities have been paid in full. (Section 1602)

In addition, holders of subordinated debt securities may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation or similar proceeding.

“Senior indebtedness” includes: (1) the principal of, premium, if any, and interest on, whether outstanding now or incurred later, (a) all indebtedness for money borrowed by us, including indebtedness of others that we guarantee, other than the subordinated debt securities and the junior subordinated debt securities and other indebtedness that is expressly stated as not senior, and (b) any amendments, renewals, extensions, modifications and refundings of any indebtedness, unless in either case the instrument evidencing the indebtedness provides that it is not senior in right of payment to the subordinated debt securities; (2) all our capital lease obligations and any synthetic lease or tax retention operating lease; (3) all our obligations issued or assumed as the deferred purchase price of property, and all conditional sale or title retention agreements, but excluding trade accounts payable in the ordinary course of business; (4) all our obligations, contingent or otherwise, in respect of any letters of credit, bankers acceptances, security purchase facilities and similar credit transactions; (5) all our obligations in respect of interest rate swap, cap or similar agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts, commodity contracts and other similar agreements; (6) all obligations of the type referred to in clauses (1) through (5) of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and (7) all obligations of the type referred to in clauses (1) through (6) of other persons secured by any lien on any of our property or assets whether or not such obligation is assumed by us.

Senior indebtedness does not include: (1) subordinated debt securities; (2) any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, subordinated debt securities; and (3) any indebtedness between or among us and our affiliates, including (a) any junior subordinated debt securities, (b) trust preferred securities guarantees and (c) all other debt securities and guarantees in respect of those debt securities, issued to any trust, or a trustee of such trust, partnership or other entity affiliated with us which is our financing vehicle in connection with the issuance by such financing vehicle of trust preferred securities or other securities guaranteed by us pursuant to an instrument that ranks on an equal basis with, or junior to, the trust preferred securities guarantees.

Consolidation, Merger and Sale of Assets

Each indenture generally permits a consolidation or merger between us and another corporation and the conveyance, transfer or lease by us of all or substantially all of our property or assets, in each case without the consent of the holders of any outstanding debt securities, subject to certain requirements. Under each indenture, these transactions are permitted if:

•

the successor or purchaser is a corporation organized under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes our obligations on the debt securities under the applicable indenture, except that in the case of the senior indenture, this requirement does not apply to the conveyance, transfer or lease by us of all or substantially all of our assets to one or more of our subsidiaries where we own or control directly or indirectly more than 50% of the shares of voting stock (as a result, if we were to undertake such a transaction, such subsidiary or subsidiaries would not be required to assume our obligations under the notes and we would remain the sole obligor on such senior debt securities, including the notes);

•

immediately after giving effect to the transaction, no event which, after notice or lapse of time, would become an event of default or, in the case of the senior indenture, a covenant breach, will have occurred and be continuing pursuant to the applicable indenture; and

•

either we or the successor person has delivered to the applicable indenture trustee an officer’s certificate and an opinion of counsel stating the consolidation, merger, transfer or lease, as applicable, complied with these provisions and all conditions precedent of the applicable indenture. (Section 801)

Upon any consolidation, merger, conveyance, transfer or lease of this kind (other than, where permitted and described above in the case of the senior indenture, a conveyance, transfer or lease by us of all or substantially all of our assets to one or more of our subsidiaries where we own or control directly or indirectly more than 50% of the shares of voting stock), the successor shall be substituted for us as if it had been an original party to the indentures and the debt securities. Thereafter, such successor may exercise our rights and powers under the indentures and the debt securities and, except in the case of a lease, we will be released from all of our obligations and covenants under those documents. (Section 802)

Exchange of Debt Securities

Registered debt securities may be exchanged for an equal aggregate principal amount of registered debt securities of the same series containing identical terms and provisions in authorized denominations requested by the holders upon surrender of the registered debt securities at an office or agency that we maintain for that purpose and upon fulfillment of all other requirements set forth in the indentures. (Section 305)

Conversion and Exchangeability

The holders of debt securities that are convertible into our common stock or exchangeable into other securities will be entitled to convert or exchange the debt securities under some circumstances. The terms of any conversion or exchange will be described in the applicable prospectus supplement.

Events of Default; Covenant Breach

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement for any series of debt securities, events of default with respect to any series of debt securities are:

•	in the case of the senior indenture, failure to pay the interest on any debt security of such series when due and payable, and continuance of that default for 30 days;

•

in the case of the subordinated indenture, failure to pay the interest or any additional amounts payable, on any debt security of such series when due and payable, and continuance of that default for 30 days;

•

failure to pay the principal of or any premium on any debt security of such series when due and payable at its maturity and, in the case of the senior debt securities, continuance of that default for 30 days;

•	in the case of the subordinated debt securities, failure to deposit any sinking fund payment when and as due by the terms of any debt security of such series;

•

in the case of the subordinated debt securities, failure to perform or the breach of any covenant or warranty in the subordinated indenture or the subordinated debt securities (other than a covenant or warranty included solely for the benefit of a series of debt securities other than such series) that continues for 60 days after we are given written notice by the subordinated debt trustee or we and the subordinated debt trustee are given written notice by the holders of at least 25% of the outstanding debt securities of such series;

•	certain events of bankruptcy, insolvency or reorganization of us and, in the case of the subordinated debt securities, a major depositary institution subsidiary; or

•	any other event of default included in any indenture or supplemental indenture. (Section 501)

If a default occurs with respect to any series of senior or subordinated debt securities, the applicable indenture trustee will give the holders of those debt securities notice of the default as and to the extent provided by the Trust Indenture Act and as described in the applicable indenture. (Section 501)

Covenant Breaches under the Senior Indenture

Under the senior indenture, any one of the following events constitutes a “covenant breach”:

•	failure to deposit any sinking fund payment when and as due by the terms of any debt security of such series; or

•

failure to perform or the breach of any covenant or warranty in the senior indenture or the senior debt securities (other than a covenant or warranty specified as an event of default or included solely for the benefit of a series of senior debt securities other than such series) that continues for 90 days after we are given written notice by the senior debt trustee or we and the senior debt trustee are given written notice by the holders of at least 25% in principal amount of the outstanding senior debt securities of such series.

We may change, eliminate or add to the definition of “covenant breach” with respect to any particular series of senior debt securities, as indicated in the applicable prospectus supplement relating to such series. A covenant breach will not be an event of default with respect to any senior debt security except to the extent otherwise specified in or provided pursuant to, the senior indenture or a supplement thereto, with respect to such series of senior debt securities. (Section 101)

Remedies if an Event of Default or Covenant Breach Occurs

With respect to any series of senior debt securities, if an event of default occurs and continues, either the senior debt trustee or the holders of not less than 25% of the aggregate principal amount of the outstanding senior debt securities of that series may declare the principal amount (or such lesser amount as may be provided for the senior debt securities of such series) of all the senior debt securities of that series to be due and payable immediately by a notice in writing to the Company (and to the senior debt trustee if given by holders of such series of senior debt securities). Unless otherwise specified for a series of senior debt securities, there shall be no other rights of acceleration for such series of senior debt securities. In addition, for the avoidance of doubt, unless otherwise specified for a series of senior debt securities, neither the senior debt trustee nor holders of such series of senior debt securities shall have the right to accelerate the payment of such series of senior debt securities, nor shall the payment of any such series of senior debt securities be otherwise accelerated, as a result of a covenant breach. Furthermore, for the avoidance of doubt, if an event of default as described under the senior indenture is specified for a series of senior debt securities, there will be no right to accelerate payment of such series of senior debt securities unless such acceleration rights are granted specifically for such series of senior debt securities as contemplated by the senior debt indenture. (Section 502)

With respect to any series of subordinated debt securities, payment of the principal of such series of subordinated debt securities may be accelerated only in the case of certain events of bankruptcy, insolvency or reorganization of us or one of our major depositary institution subsidiaries. Subordinated debt securities cannot be accelerated if we default in our performance of any other covenant, including payment of principal or interest. (Section 502)

Any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained the majority holders may, under certain circumstances, void the declaration.

“Majority holders” are the holders of a majority of the aggregate principal amount of outstanding senior or subordinated debt securities of that series. (Section 502)

The majority holders may direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee, or exercising any trust or power conferred on the applicable indenture trustee, for the senior or subordinated debt securities of that series. (Section 512). The applicable indenture trustee generally is not obligated to exercise any of its rights or powers under any senior or subordinated indenture at the request or direction of any of the holders, unless those holders offer the applicable indenture trustee reasonable indemnity. (Section 601)

A holder does not have the right to institute a proceeding with respect to the indenture, for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given written notice to the applicable indenture trustee of a continuing event of default or, in the case of the senior indenture, covenant breach;

•

the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of the applicable series have made a written request to the applicable indenture trustee to institute proceedings in respect of such event of default or, in the case of the senior indenture, covenant breach, in its own name as trustee under the applicable indenture, and such holders have offered to the applicable indenture trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the applicable indenture trustee has failed to institute a proceeding within 60 days after receipt of such notice, request and offer of indemnity; and

•	the applicable indenture trustee has not received an inconsistent direction from the majority holders within such 60-day period. (Section 507)

However, these limitations do not apply to a suit for the enforcement of payment or conversion rights instituted on or after the respective due dates of the senior and subordinated debt securities of the applicable series. (Section 508)

Waivers of Certain Covenants and Past Defaults

The holders of not less than a majority of the aggregate principal amount of the outstanding senior and subordinated debt securities of each series may, on behalf of all holders of that series, waive our compliance with certain restrictive provisions of the applicable indenture. They also may waive any past default with respect to that series under the applicable indenture, except (1) a default in the payment of principal of, premium, if any, interest on or any additional amount, or (2) a default in the performance of certain covenants which cannot be modified without the consent of all of the holders of the applicable series. For purposes of this provision, a “default” means any event which is, or after notice or the lapse of time or both would become, an event of default, or, with respect to the senior indenture, an event of default or a covenant breach, with respect to the securities of such series. (Sections 513 and 1008)

Amendments to the Indentures

Supplemental Indentures with Consent of Holders

Unless we indicate otherwise in the applicable prospectus supplement, we and the applicable indenture trustee may modify or amend an indenture, with the consent of the holders of at least 66-2/3% in principal amount of each series of the senior or subordinated debt securities affected by the modification or amendment. However, no modification or amendment may, without the consent of each holder affected by the modification or amendment:

•	change the due date of the principal of, or any premium or installment of interest on, or any additional amounts with respect to any debt security;

•

reduce the principal amount of, or the rate of interest on, or any additional amounts or premium, if any, payable with respect to any debt security, or, except as otherwise permitted, change an obligation to pay additional amounts with respect to any debt security, or adversely affect the right of repayment at the option of any holder, if any;

•

change the place of payment, the currency in which the principal of, any premium, if any, or interest on, or any additional amounts with respect to any debt security is payable or impair the right to institute suit for the enforcement of any such payment on or after the due date thereof (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of the holder, on or after the date for repayment);

•

reduce the percentage in principal amount of outstanding debt securities of any series the consent of whose holders is required for any supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the applicable indenture or certain defaults thereunder and their consequences) under the applicable indenture or reduce requirements for quorum or voting;

•

modify any of the provisions in the applicable indenture provisions described above under “Waivers of Certain Covenants and Past Defaults” and in this section “Amendments to the Indentures—Supplemental Indentures with Consent of Holders,” except to increase any percentage in principal amount of outstanding debt securities of any series the consent of whose holders is required for a supplemental indenture or waiver, or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holders of each outstanding debt security affected thereby;

•	adversely affect the right of any holder to convert any convertible debt securities; or

•	in the case of the subordinated indenture, modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities. (Section 902)

Supplemental Indentures without Consent of Holders

Except as otherwise provided in the applicable prospectus supplement, we and the applicable indenture trustee may modify and amend an indenture without the consent of any holder for any of the following purposes:

•	to evidence the succession of another person to us, and the assumption by the successor of our covenants in the applicable indenture and in the debt securities;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the applicable indenture;

•

to add or change any provisions of the applicable indenture to provide that bearer debt securities may be registrable as to principal, to change or eliminate restrictions on payments with respect to debt securities, to permit registered securities to be exchanged for bearer securities, to permit bearer securities to be exchanged for bearer securities of other authorized denominations or to permit or facilitate the issuance of securities in uncertificated form, provided any such action does not adversely affect the interests of the holders of any debt securities or related coupons in any material respect;

•	to establish the form or terms of debt securities of any series and any related coupons;

•

to evidence and provide for the acceptance of appointment by a successor trustee and to add to or change any provisions of the applicable indenture as necessary to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee;

•

to cure any ambiguity or to correct or supplement any provision in the applicable indenture that may be defective or inconsistent with any other provision of the applicable indenture, or to make any other provisions with respect to matters or questions arising under the applicable indenture which do not adversely affect the interests of the holders of any debt securities or related coupons in any material respect;

•	to modify the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities;

•	to add additional events of default with respect to all or any series of debt securities;

•

to supplement any of the provisions of the applicable indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided the action does not adversely affect the interests of the holders of any debt securities of that series or related coupons or any other debt securities or related coupons in any material respect;

•	to secure the debt securities;

•

to amend or supplement any provision of the applicable indenture or any supplemental indenture, provided that the amendment or supplement does not materially adversely affect the interests of the holders of outstanding debt securities; and

•	to make certain provisions with respect to conversion rights. (Section 901)

Legal Defeasance and Covenant Defeasance

If the applicable prospectus supplement provides for defeasance, we may at any time elect to defease and will be deemed to have paid and discharged our obligations on the applicable debt securities if:

•

no event of default or, with respect to the senior indenture, covenant breach, has occurred and is continuing, or would occur upon the giving of notice or lapse of time, at the time of the satisfaction and discharge;

•

either (1) we have irrevocably deposited with the applicable indenture trustee sufficient cash or government securities to pay when due all the principal of, premium, if any, interest on and additional amounts, if any, with respect to the applicable debt securities, through the stated maturity or redemption date of the applicable debt securities (or, in the case of debt securities which have become due and payable, through the date of such deposit), or (2) we have properly fulfilled such other means of satisfaction and discharge as is provided in or pursuant to the applicable indenture for the applicable debt securities;

•	we have paid all other sums payable under the applicable indenture with respect to the applicable debt securities and any related coupons;

•

we have delivered to the applicable indenture trustee a certificate of our independent public accountants certifying as to the sufficiency of the amounts deposited by us, and an officers’ certificate and opinion of counsel as required by the applicable indenture; and

•

we have delivered to the applicable indenture trustee an opinion of counsel to the effect that the holders will have no federal income tax consequences as a result of the deposit or termination and if the applicable debt securities are listed on the New York Stock Exchange, an opinion of counsel that the applicable debt securities will not be delisted.

In the case of a defeasance, the holders of the applicable debt securities of the series will not be entitled to the benefits of the applicable indenture, except for the registration of transfer or exchange and the replacement of stolen, lost or mutilated applicable debt securities and the requirements regarding the maintenance of an office or agency where the applicable debt securities can be surrendered for payment or registration of transfer or exchange and the right of the holders of the applicable debt securities to receive from the deposited funds payment of the principal of, premium, if any, interest on, and any additional amounts, if any, with respect to the applicable debt securities when due. (Section 402)

Determining the Outstanding Debt Securities

Unless otherwise provided in or pursuant to the applicable indenture, we will consider the following factors in determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the applicable indenture or are present at a meeting of holders of debt securities for quorum purposes:

•

in the case of any debt security that by its terms provides for declaration of a principal amount less than the principal face amount of the debt security to be due and payable upon acceleration, the principal amount that will be deemed to be outstanding will be the principal amount that would be declared to be due and payable upon a declaration of acceleration thereof at the time of such determination;

•	in the case of any indexed security, the principal amount that will be deemed to be outstanding will be the principal face amount of the indexed security at original issuance;

•

in the case of any debt security denominated in one or more foreign currency units, the principal amount that will be deemed to be outstanding will be the U.S. dollar equivalent based on the applicable exchange rate or rates at the time of sale; and

•	any debt securities owned by us or any other obligor upon the debt securities or any of our or such other obligor’s affiliates, will be disregarded and deemed not to be outstanding. (Section 101)

Governing Law

The indentures will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Indenture Trustees

In the normal course of business, we and our subsidiaries conduct banking transactions with the indenture trustees, and the indenture trustees conduct banking transactions with us and our subsidiaries.

DESCRIPTION OF PREFERRED STOCK

Our Restated Certificate of Incorporation, dated July 26, 2023 (our “Restated Certificate of Incorporation”), authorizes our Board of Directors, or the Board, to create and provide for the issuance of one or more series of preferred stock, par value $.01 per share, without the approval of our stockholders. The Board can also determine the terms, including the designations, powers, preferences and rights (including conversion, voting and other rights) and the qualifications, limitations or restrictions, of any preferred stock. Currently, 50,000,000 shares of our authorized capital stock are classified as preferred stock under our Restated Certificate of Incorporation. As of December 31, 2023, 4,975,000 shares of preferred stock were issued and outstanding.

General

The following description summarizes the general terms and provisions of our authorized preferred stock. The particular terms of any series of preferred stock we offer will be described in the related prospectus supplement. You should read the particular terms of any series of preferred stock we offer described in the related prospectus supplement, together with the more detailed provisions of our Restated Certificate of Incorporation and the certificate of designation relating to the particular series of preferred stock, for provisions that may be important to you. Our Restated Certificate of Incorporation has been filed as an exhibit to the registration statement of which this prospectus is a part. The certificate of designation relating to the particular series of preferred stock will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered. Terms which could be included in a prospectus supplement include:

•	the designation of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

•	the dividend rate, or its method of calculation, and the dates on which dividends will be payable;

•	whether the dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will commence to cumulate;

•	any redemption or sinking fund provisions of the preferred stock;

•	whether we have elected to offer depositary shares, as described below;

•	the terms and conditions, if any, upon which the preferred stock will be convertible into or exchangeable for common stock or other securities; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable and have no preemptive rights. Preferred stock will have the dividend, liquidation, and voting rights described below, unless we indicate otherwise in the applicable prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to any series of preferred stock for the series’ specific terms.

Dividend Rights

Holders of preferred stock will receive, when, as and if declared by the Board, dividends at rates and on the dates described in the applicable prospectus supplement. Dividends must be declared by the Board out of legally available funds. Each dividend will be payable to the holders of record as they appear on our stock record books of the Corporation or, if applicable, the records of the depositary on the record dates fixed by the Board or its committee. Dividends on any series of preferred stock may be cumulative or noncumulative. The Corporation’s ability to pay dividends on the preferred stock depends on the ability of our subsidiaries, including CONA, to pay dividends to the Corporation. The ability of the Corporation and CONA to pay dividends in the future is subject to bank regulatory requirements and capital guidelines and policies established by the Federal Reserve Board and the Office of the Comptroller of the Currency, as well as the authority of the Federal Reserve Board, the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation to limit the payment of dividends by the banking organizations they supervise (including the Company and CONA) if, in the banking regulator’s opinion, payment of a dividend would constitute an unsafe or unsound practice in light of the financial condition of the banking organization.

We will not declare or pay or set apart funds for the payment of dividends on any securities which rank equally with the preferred stock unless we have paid or set apart funds for the payment of dividends on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with any equally ranked securities.

Voting Rights

Unless we indicate otherwise in the applicable prospectus supplement relating to a particular series of preferred stock or expressly required by law, the holders of the preferred stock will not have any voting rights.

Rights upon Liquidation

If we liquidate, dissolve or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive liquidation distributions. These will be in the amounts set forth in the applicable prospectus supplement, plus accrued and unpaid dividends and, if the series of the preferred stock is cumulative, accrued and unpaid dividends for all prior dividend periods. If we do not pay in full all amounts payable on any series of preferred stock, the holders of the preferred stock will share proportionately with any equally ranked securities in any distribution of our assets. After the holders of any series of preferred stock are paid in full, they will not have any further claim to any of our remaining assets. In addition, holders of preferred stock may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation or similar proceeding.

Because the Corporation is a holding company, the rights of its stockholders to participate in the assets of any subsidiary, including CONA, upon the subsidiary’s liquidation or recapitalization may be subject to the prior claims of the subsidiary’s creditors, except to the extent that the Corporation may itself be a creditor with recognized claims against the subsidiary.

Redemption

A series of preferred stock may be redeemable, in whole or in part, at our option or at the option of the holder of the stock, and may be subject to mandatory redemption pursuant to a sinking fund, under the terms described in any applicable prospectus supplement. Any redemption of preferred stock is subject to our receipt of any required prior approval by the Federal Reserve Board and to the satisfaction of any conditions set forth in the capital regulations and guidelines of the Federal Reserve Board applicable to the redemption of such series of preferred stock.

In the event of partial redemptions of preferred stock, the Board or its committee will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method the Board or its committee determines to be equitable.

On and after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock which were called for redemption. In addition, all rights of holders of the preferred shares will terminate except for the right to receive the redemption price.

Conversion and Exchange

The applicable prospectus supplement for any series of preferred stock will state the terms and conditions, if any, on which shares of that series are convertible into or exchangeable for our common stock or other securities, including:

•	the number of shares of common stock or other securities into which the shares of preferred stock are convertible or for which the shares of preferred stock may be exchanged;

•	the conversion price or exchange price or manner of calculation;

•	the conversion period or exchange period;

•	provisions as to whether conversion or exchange will be at the option of the holders of the preferred stock or at our option, if applicable;

•	any events requiring an adjustment of the conversion price or exchange price; and

•	provisions affecting conversion or exchange in the event of the redemption of the series of preferred stock.

DESCRIPTION OF COMMON STOCK

The Corporation is authorized to issue 1,000,000,000 shares of common stock, par value $.01 per share. As of December 31, 2023, 380,389,609 shares of common stock were issued and outstanding. The common stock is traded on the New York Stock Exchange under the symbol “COF.” All outstanding shares of common stock are and will be fully paid and nonassessable.

The following summary is not complete, and you should refer to the applicable provisions of the Delaware General Corporation Law, our Restated Certificate of Incorporation and our Amended and Restated Bylaws, dated September 23, 2021 (our “Amended and Restated Bylaws”), for additional information. See “Where You Can Find More Information.”

Voting and Other Rights

Each share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. Except as otherwise provided by law, our Restated Certificate of Incorporation or our Amended and Restated Bylaws, a majority of the votes cast is required for all actions to be taken by stockholders. Directors in uncontested elections shall be elected by a majority of votes cast; however, in contested elections, a plurality standard shall apply. Stockholders do not have cumulative voting rights in the election of directors, which means that the holders of a majority of the votes cast in an election of directors can elect all of the directors. Shares of common stock also do not have any preemptive, subscription, redemption, sinking fund or conversion rights.

The foregoing rights may be subject to voting and other rights that we may grant from time to time to the holders of other classes of our securities.

For a more detailed description of the terms of these and similar rights granted to the holders of other classes of our securities, please refer to the applicable prospectus supplement for any offering of our common stock pursuant to this registration statement, to our Restated Certificate of Incorporation, and to the documents and other information that we incorporate by reference elsewhere in this prospectus. See “Where You Can Find More Information.”

Distribution

To the extent outstanding preferred stock provides for a dividend preference, any dividends payable on our common stock are subject to such preference. Dividends must be declared by the Board out of legally available funds. If we liquidate, dissolve or wind up our affairs, common stockholders are entitled to share proportionately in the assets available for distribution to common stockholders.

Anti-Takeover Provisions of our Restated Certificate of Incorporation and our Amended and Restated Bylaws

Certain provisions in our Restated Certificate of Incorporation and our Amended and Restated Bylaws could make more difficult or discourage a tender offer, proxy contest or other takeover attempt that is opposed by the Board but which might be favored by the stockholders. Our Restated Certificate of Incorporation and our Amended and Restated Bylaws are filed as exhibits to the registration statement, and certain provisions are summarized below.

Board of Directors. Our Restated Certificate of Incorporation and our Amended and Restated Bylaws provide that, other than directors elected by any series of preferred stock, directors will be elected annually to one-year terms in office.

Number of Directors; Removal; Filling Vacancies. Our Amended and Restated Bylaws provide that our Board must consist of between three and seventeen directors, and vacancies will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum remains in office, unless the Board determines otherwise. Therefore, unless our Amended and Restated Bylaws are further amended (or the Board determines otherwise), the Board could prevent any stockholder from enlarging the Board of Directors and filling the new directorships with the stockholder’s own nominees.

Under Delaware law and our Restated Certificate of Incorporation, directors may be removed for or without cause. Our Restated Certificate of Incorporation also provides that directors may only be removed, whether for or without cause, upon the affirmative vote of holders of at least a majority of the voting power of the then-outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

Blank Check Preferred. Our Board is authorized, without stockholder approval, to create and provide for the issuance of up to an aggregate of 50,000,000 shares of preferred stock in series, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions on the shares of each such series.

The authority to designate preferred stock may be used to issue a series of preferred stock, or rights to acquire preferred stock, that could dilute the interest of, or impair the voting power of, holders of the common stock, or be used as a method of determining, delaying or preventing a change of control.

Stockholder Action by Written Consent; Special Meetings. Stockholder action can be taken only at an annual or special meeting of stockholders or by written consent in accordance with the applicable provisions set forth in our Restated Certificate of Incorporation and our Amended and Restated Bylaws. Under circumstances described in our Restated Certificate of Incorporation and our Amended and Restated Bylaws, special meetings of stockholders can be called by the Chair of the Board or by the Board pursuant to a resolution adopted by a majority of the authorized number of directors. Under our Restated Certificate of Incorporation, stockholders have the right to request that the Corporation call a special meeting of stockholders or to request that stockholder action be taken by written consent in lieu of a meeting, provided in each case that the requesting stockholders own 25% or more of the then-outstanding shares of stock entitled to vote on the matters proposed to be brought before the special meeting or the actions proposed to be taken by written consent, as applicable, and satisfy certain requirements set forth in our Restated Certificate of Incorporation and our Amended and Restated Bylaws. These requirements include a “net long” definition of stock ownership for purposes of determining whether stockholders requesting a special meeting or action by written consent satisfy the 25% ownership threshold, so that only stockholders with full and continuing economic interest and voting rights in our stock can request a special meeting or action by written consent. In addition, our Amended and Restated Bylaws set forth certain procedural requirements that the Board believes are appropriate to avoid duplicative or unnecessary special meetings or actions by written consent. Moreover, any special meeting of stockholders is limited to the business in the notice of the special meeting sent to the stockholders before the meeting, including any business stated in a valid special meeting request (in the case of a stockholder-requested special meeting).

The ability to take stockholder action by written consent or to request special meetings may be precluded if stockholders fail to satisfy the requirements in our Restated Certificate of Incorporation and our Amended and Restated Bylaws. You should refer to these documents for more information about the requirements.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals. Only people who are nominated by, or at the direction of, the Board, or by a stockholder who has given proper written notice prior to a meeting at which directors are to be elected, will be eligible for election as directors. Business conducted at an annual meeting is limited to the business brought before the meeting by, or at the direction of, the Chair of the Board, the Board or a stockholder who has given proper notice. A stockholder’s notice to us proposing to nominate a person for election as a director must contain certain information described in our Amended and Restated Bylaws and be submitted in compliance with the time frames specified in our Amended and Restated Bylaws.

You should refer to our Amended and Restated Bylaws for more information, including the process and timing requirements for a stockholder notice.

Some of the effects of the provisions described above and in our Amended and Restated Bylaws include:

•

the Board will have a longer period to consider the qualifications of the proposed nominees or the substance of other business proposed to be brought before an annual meeting and, if deemed necessary or desirable, to inform stockholders about the Board’s views on these matters;

•

there will be an orderly procedure for conducting annual meetings of stockholders and informing stockholders, prior to the meetings, of any nominations or other business proposed to be conducted at the meetings, including any Board recommendations; and

•

contests for the election of directors or the consideration of stockholder proposals will be precluded if the procedures are not followed. Third parties may therefore be discouraged from conducting a solicitation of proxies to elect their own slate of directors or to approve their own proposal.

Business Combinations. Under our Restated Certificate of Incorporation, certain mergers, share exchanges or sales of our assets with or to interested stockholders, as defined below, must be approved by the affirmative vote of the holders of at least a majority of the then-outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, including the affirmative vote of a majority of such stock not owned directly or indirectly by any interested stockholder or any affiliate of any interested stockholder. Our Restated Certificate of Incorporation requires this affirmative vote even if no vote is required, or a lesser percentage is specified, by law or any national securities exchange or otherwise.

This majority affirmative vote is not required in two situations (and a business combination shall require only the vote required by law or any other applicable provision of our Restated Certificate of Incorporation). First, it is not required if the business combination has been approved by a majority of uninterested, continuing directors. Second, it is not required if certain price and procedure requirements designed to ensure that our stockholders receive a “fair price” for their common stock are satisfied. Our Restated Certificate of Incorporation defines an interested stockholder as any person, other than us or any of our subsidiaries, who or which:

•	itself or along with its affiliates beneficially owns, directly or indirectly, more than 5% of the then-outstanding shares of stock entitled to vote generally in the election of directors;

•

is an affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question itself or along with its affiliates beneficially owned, directly or indirectly, 5% or more of the then-outstanding shares of stock entitled to vote generally in the election of directors; or

•

owns any shares of the then-outstanding shares of stock entitled to vote generally in the election of directors which were at any time within the two-year period immediately prior to the date in question beneficially owned by any interested stockholder, if the transfer of ownership occurred in the course of a non-public transaction or series of non-public transactions.

Liability of Directors; Indemnification. A director generally will not be personally liable for monetary damages to us or our stockholders for breach of fiduciary duty as a director. A director may be held liable, however, for the following:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	paying a dividend or approving a stock repurchase in violation of Delaware law; or

•	any transaction from which the director derived an improper personal benefit.

The Corporation indemnifies and advances expenses to our officers and directors in connection with legal proceedings to the fullest extent of the law. The Corporation may agree with any person to provide an indemnification greater than or different from the indemnification provided by our Restated Certificate of Incorporation or our Amended and Restated Bylaws.

Amendments. Our Restated Certificate of Incorporation may be amended with a majority vote of the stockholders. Our Restated Certificate of Incorporation provides that amendments to our Restated Certificate of Incorporation and our Amended and Restated Bylaws can be approved by a majority vote of the then-outstanding shares of stock entitled to vote generally in the election of directors. Our Restated Certificate of Incorporation includes a majority voting provision that applies to the amendment or repeal of, or the adoption of any provision inconsistent with, the provisions of our Restated Certificate of Incorporation related to business combinations, which can only be amended with an affirmative vote of the holders of at least a majority of the then-outstanding shares of stock entitled to vote generally in the election of directors, including the affirmative vote of the holders of a majority of the then-outstanding shares of such stock not owned directly or indirectly by any interested stockholder or any affiliate of any interested stockholder. Our Amended and Restated Bylaws generally may be amended by the Board or by the stockholders; provided that in the case of amendments by the stockholders the affirmative vote of at least a majority of the then-outstanding shares of stock entitled to vote generally in the election of directors is required. These vote requirements may have the effect of preventing a stockholder with less than a majority of the common stock from circumventing the requirements of our Amended and Restated Bylaws or a stockholder with only a majority of the common stock from circumventing certain provisions of our Restated Certificate of Incorporation by simply amending or repealing them.

Anti-Takeover Legislation

We have elected not to be subject to the provisions of Section 203 of the Delaware General Corporation Law. This provision generally states that, subject to some exceptions, a corporation cannot engage in any business combination with any “interested stockholder” for three years after the time that the stockholder became an interested stockholder unless the business combination is approved by the board of directors and authorized by the affirmative vote of at least 66-2/3% of the outstanding voting stock of the corporation which is not owned by the interested stockholder. Delaware law defines an interested stockholder to include any person, and its affiliates and associates, that owns 15% or more of the outstanding voting stock of the corporation, or that is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date. Business combinations are discussed more fully above.

Dividend Reinvestment Plan

Our dividend reinvestment and stock purchase plan (as amended and supplemented, the “DRIP Program”) provides stockholders with the opportunity to purchase additional shares of our common stock by reinvesting all or a portion of their dividends on shares of common stock. It also provides existing stockholders with the option to make cash investments monthly, subject to certain limitations. We use proceeds from the DRIP Program for general corporate purposes.

Transfer Agent

The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any depositary shares, purchase contracts, warrants or units issued by us that may be offered pursuant to this prospectus.

RESALE BY SELLING SECURITYHOLDERS

Selling securityholders may use this prospectus in connection with offering our securities for resale. The applicable prospectus supplement will identify the selling securityholders and the terms of the securities offered for resale. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the resales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the resale of our securities. We will not receive any proceeds from resales by selling securityholders.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

Unless we indicate otherwise in the applicable prospectus supplement, the debt securities, common stock, preferred stock, depositary shares or other securities described herein, which we refer to collectively as the securities, will be book-entry securities. All book-entry securities of the same issue initially will be represented by one or more fully registered global securities. Each global security will be deposited upon issuance with, or on behalf of, The Depository Trust Company, as depositary (“DTC”), and will be registered in the name of DTC or a nominee of DTC, in each case for credit to an account of a direct or indirect participant in DTC as described below. DTC will thus be the only registered holder of the securities and will be considered the sole owner of the securities for purposes of any indenture, warrant agreement, unit agreement, deposit agreement, purchase contract, or similar agreement governing the terms of such securities, as applicable, which we refer to as a governing agreement.

Global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global securities may be held through the Euroclear System, or Euroclear, and Clearstream Banking, S.A., or Clearstream, each as indirect participants in DTC. Transfers of beneficial interests in the global securities will be subject to the applicable rules and procedures of DTC and its direct and indirect participants, including, if applicable, those of Euroclear and Clearstream, which may change from time to time. DTC has advised us as follows: it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for securities that its participants deposit with it. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book entry transfers and pledges between participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants in DTC’s system include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to DTC’s system also is available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which we collectively call indirect participants. Persons that are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and the indirect participants. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission. More information about DTC can be found at http://www.dtcc.com/ and http://www.dtc.org/.

DTC has also advised us that, upon the issuance of a global security evidencing any securities, it will credit, on its book-entry registration and transfer system, the respective principal or face amounts of the securities evidenced thereby to the designated accounts of participants. Ownership of beneficial interests in the global securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global securities will be shown on, and the transfer of those ownership interests may be effected only through, records maintained by DTC or its nominee (with respect to participants) and the records of participants and indirect participants (with respect to other owners of beneficial interests in the global securities).

Investors in the global securities that are participants may hold their interests therein directly through DTC. Investors in the global securities that are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are participants in such system. Euroclear and Clearstream will hold interests in the global securities on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. All interests in a global security, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some states require that certain purchasers of securities take physical delivery of those securities in definitive form. These laws may impair the ability of holders to transfer beneficial interests in global securities to certain purchasers. Because DTC can act only on behalf of the participants, which in turn act on behalf of the indirect participants, the ability of a person having beneficial interests in a global security to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

So long as DTC or any successor depositary for a global security, or any nominee, is the registered holder of such global security, DTC or such successor depositary or nominee will be considered the sole owner or holder of the securities represented by such global security for all purposes under the governing agreement applicable to that global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of such securities in definitive form, and will not be considered the owners or holders thereof for any purpose under the governing agreement applicable to that global security. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder of securities under the governing agreement applicable to that global security. We understand that, under existing industry practices, in the event that we request any action of holders or that an owner of a beneficial interest in a global security desires to give any consent or take any action under the governing agreement applicable to that global security, DTC or any successor depositary would authorize the participants holding the relevant beneficial interests to give or take such action or consent, and such participants would authorize beneficial owners owning through such participants to give or take such action or consent or would otherwise act upon the instructions of beneficial owners owning through them.

Unless we indicate otherwise in the applicable prospectus supplement, any payments due with respect to any securities (including payments of principal and interest with respect to debt securities and dividends with respect to equity securities) that are registered in the name of or held by DTC or any successor depositary or nominee will be payable to DTC or such successor depositary or nominee, as the case may be, in its capacity as registered holder of the global securities representing the securities. Neither we, nor any trustee, registrar, paying agent or other agent in respect of the securities, nor any other agent of us or any such person will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global securities, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, or for any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

We have been advised by DTC that its current practice, upon receipt of any payment in respect of a global security, is to credit participants’ accounts with payments on the payment date, unless DTC has reason to believe it will not receive payments on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal or face amount of the relevant security as shown on the records of DTC. Payments by participants and indirect participants to owners of beneficial interests in a global security held through such participants and indirect participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants or indirect participants, and will not be the responsibility of us, any trustee, registrar, paying agent or other agent in respect of the securities, nor any agent of us or of any such person. Neither we nor any such person or agent will be liable for any delay by DTC or by any participant or indirect participant in identifying the beneficial owners of the securities, and we and any such person or agent may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Crossmarket transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global security in DTC, and making or receiving payment in accordance with normal procedures for same- day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream. DTC has advised us that it will take any action permitted to be taken by a holder of securities only at the direction of one or more participants to whose account DTC has credited the interests in the applicable global security and only in respect of such portion of the aggregate principal or face amount of the securities as to which such participant or participants has or have given such direction.

Except as provided in the applicable prospectus supplement, owners of beneficial interests in a global security will not be entitled to receive physical delivery of the related securities in certificated form and will not be considered the holders of the related securities for any purpose under the governing agreement applicable to that global security, and no global security will be exchangeable, except for another global security of the same denomination and tenor to be registered in the name of DTC or a successor depositary or nominee. Accordingly, each beneficial owner must rely on the procedures of DTC and, if the beneficial owner is not a participant, on the procedures of the participant or indirect participant through which the beneficial owner owns its interest to exercise any rights of a holder under the applicable governing agreement. However, if there is an event of default under any applicable governing agreement, DTC reserves the right to exchange the relevant global securities for securities in certificated form, and to distribute such securities to the participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we, nor any indenture trustee, nor any agent of us or of any such person will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The information in this section, including any description of the operations and procedures of DTC, Euroclear and Clearstream, has been provided solely as a matter of convenience. We do not take any responsibility for the accuracy of this information, and this information is not intended to serve as a representation, warranty or contract modification of any kind. The operations and procedures of DTC, Euroclear and Clearstream are solely within the control of such settlement systems and are subject to changes by them. We urge investors to contact such systems or their participants directly to discuss these matters.

CERTAIN LEGAL MATTERS

Davis Polk & Wardwell LLP will pass upon certain legal matters in connection with the securities. Davis Polk & Wardwell LLP has from time to time acted as counsel for us and our subsidiaries and affiliates and may do so in the future. Mayer Brown LLP will pass upon certain legal matters for the underwriters.

EXPERTS

Ernst & Young LLP, an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, and the effectiveness of our internal control over financial reporting as of December 31, 2023, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

The consolidated financial statements of Discover Financial Services and its subsidiaries as of December 31, 2023 and 2022, and for each of the three years in the period ended December  31, 2023, incorporated in this prospectus by reference to our Form 8-K filed with the SEC on March 11, 2024, and the effectiveness of Discover Financial Services’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference herein in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

Capital One Financial Corporation

€750,000,000 4.326% Fixed-to-Floating Rate Senior Notes Due 2032

€750,000,000 4.832% Fixed-to-Floating Rate Senior Notes Due 2037

Prospectus Supplement

Joint Book-Running Managers

Barclays

Deutsche Bank

Goldman Sachs & Co. LLC

Morgan Stanley

Capital One Securities

Co-Managers

Academy Securities

R. Seelaus & Co., LLC

Ramirez & Co., Inc.

Siebert Williams Shank

September 9, 2026